                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Salomon Inc
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                (Name of Registrant as Specified in Its Charter)

                                 Salomon Inc
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                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

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     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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                                  SALOMON INC

        SEVEN WORLD TRADE CENTER, NEW YORK, NEW YORK 10048 212 783-7000

Robert E. Denham

Chairman and
Chief Executive Officer

                                                                   April 1, 1996

Dear Stockholder:

     Attached are materials related to the annual meeting of stockholders, to be held in New York on May 1.

     I encourage you to attend the annual meeting. The meeting provides an opportunity for shareholders to question management about issues of significance to the Company. By actively participating with thoughtful questions, you can contribute to the quality of the meeting.

                                                        Sincerely,
                                                           LOGO
                                                     ROBERT E. DENHAM

                                  SALOMON INC

        SEVEN WORLD TRADE CENTER, NEW YORK, NEW YORK 10048 212 783-7000

                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS

                                                                   April 1, 1996

To Our Stockholders:

     The Annual Meeting of Stockholders of Salomon Inc will be held in the Salomon Brothers Auditorium, Seven World Trade Center, New York, New York, on Wednesday, May 1, 1996, at 10:00 a.m. for the following purposes:

        1. To elect directors,

        2. To act on a proposal to amend the Company's Equity Partnership Plan for Key Employees, and

        3. To transact such other business as may properly come before the meeting.

     The record date for the determination of the stockholders entitled to vote at the meeting or at any adjournment thereof is the close of business on March 18, 1996.

     All stockholders are urged to attend the meeting. However, in order to make sure that your shares are represented at the meeting, you are requested to sign, date and return the enclosed proxy promptly in the accompanying envelope, which requires no postage if mailed in the United States. This will not limit your right to vote in person.

                                              By Order of the Board of Directors

                                                           ARNOLD S. OLSHIN
                                                            Secretary

                                  SALOMON INC

        SEVEN WORLD TRADE CENTER, NEW YORK, NEW YORK 10048 212 783-7000

                          PROXY STATEMENT FOR THE 1996
                         ANNUAL MEETING OF STOCKHOLDERS

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy, being mailed to the stockholders on or about April 1, 1996, is solicited by the Board of Directors of the Company. If a proxy is duly received by the Secretary before the meeting, the shares represented by it will be voted on all matters to be acted upon at the meeting unless the proxy is revoked by written notice to the Secretary of the Company before the meeting or by voting by ballot at the meeting.

     Holders of the Company's Series A Cumulative Convertible Preferred Stock (the "Preferred Stock, Series A") and Common Stock as of the close of business on March 18, 1996 will be entitled to receive notice of and to vote at the meeting and any adjournment thereof. On that date, there were outstanding and entitled to vote 560,000 shares of Preferred Stock, Series A, each of which is entitled to 26.31579 votes with respect to each matter to be voted on at the meeting, voting together with the holders of the Common Stock, and 106,462,726 shares of Common Stock (exclusive of 49,179,744 shares held in the treasury) of the Company, each of which is entitled to one vote with respect to each matter to be voted on at the meeting. The presence at the meeting in person or by proxy of the holders of Preferred Stock, Series A, and Common Stock holding in the aggregate a majority of the outstanding shares of the Company's stock entitled to vote shall constitute a quorum for the transaction of business. All matters to be acted upon at the meeting shall be approved by the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will count for purposes of establishing a quorum but will not count as votes cast.

     The cost of soliciting proxies in the form enclosed will be borne by the Company. In addition to the solicitation by mail, proxies may be solicited personally or by telephone by employees of the Company. The Company will reimburse brokers holding stock in their names, or in the names of their nominees, for their expenses in sending proxy material to the beneficial owners of such stock.

                            1. ELECTION OF DIRECTORS

     Thirteen directors are to be elected at the Annual Meeting, each to serve for one year and until his or her successor is elected and qualifies. All of the nominees indicated below are presently members of the Board of Directors. In the event any one or more of the following nominees are unable to serve, it is the intention of the persons named in the proxy to vote for the election of substitutes proposed by the Board of Directors or, if no substitute is proposed, for the remaining nominees. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

     Information follows with regard to the nominees and their principal occupations during the past five years and board and committee memberships.
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DWAYNE O. ANDREAS

Mr. Andreas, age 78, has been Chairman of the Board and Chief Executive of Archer Daniels Midland Company, a processor of agricultural products, for more than five years. He is also a director of Hollinger International Inc.

Mr. Andreas has been a director of the Company since 1982 and is currently Chairman of the Nominating Committee.
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WARREN E. BUFFETT

Mr. Buffett, age 65, has been Chairman of the Board and Chief Executive Officer of Berkshire Hathaway Inc., a holding company, for more than five years.(1) He also served as interim Chairman and Chief Executive Officer of the Company between August 18, 1991 and June 3, 1992 and interim Chairman and Chief Executive Officer of Salomon Brothers Inc between August 18, 1991 and May 27, 1992. Mr. Buffett is also a director of The Coca-Cola Company and The Gillette Company.

Mr. Buffett has been a director of the Company since 1987 and is currently Chairman of the Executive Committee.
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ROBERT E. DENHAM

Mr. Denham, age 50, has been Chairman and Chief Executive Officer of the Company since June 1992, after serving as General Counsel of the Company from September 1991. For eighteen years prior thereto, he was a partner in the law firm of Munger, Tolles & Olson, Los Angeles, California. He rejoined Munger, Tolles & Olson as a partner in August 1992 and resigned from that firm on December 31, 1993.

Mr. Denham has been a director of the Company since 1992 and is currently a member of the Executive Committee.
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CLAIRE M. FAGIN

Dr. Fagin, age 69, has been Leadership Professor and Dean Emeritus, School of Nursing, University of Pennsylvania, since 1992. Prior thereto, she was Professor and Margaret Bond Simon Dean, School of Nursing, University of Pennsylvania, for more than five years. She also served as Interim President of the University of Pennsylvania from 1993 to 1994. Dr. Fagin is also a director of Provident Mutual Life Insurance Company and a director and a member of the compensation committee of CMAC Corporation.

Dr. Fagin has been a director of the Company since 1994 and is currently a member of the Audit and Compliance Committee.
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JOHN L. HASELTINE

Mr. Haseltine, age 48, has been a Managing Director of Salomon Brothers Inc for more than five years and a member of its Operating Committee since 1995.

Mr. Haseltine has been a director of the Company since February 7, 1996.
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GEDALE B. HOROWITZ

Mr. Horowitz, age 63, has been an Executive Vice President of the Company for more than five years.

Mr. Horowitz has been a director of the Company since 1981.
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DERYCK C. MAUGHAN

Mr. Maughan, age 48, has been an Executive Vice President of the Company since 1993. Additionally, he has been Chairman and Chief Executive Officer of Salomon Brothers Inc since May 1992, after having served as its Chief Operating Officer from August 1991. Prior thereto, he served as a Vice Chairman of Salomon Brothers Inc from January 1991 and as Chairman of Salomon Brothers Asia Limited from 1986 to 1991.

Mr. Maughan has been a director of the Company since 1991.
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DAVID O. MAXWELL

Mr. Maxwell, age 65, has been retired since 1991 after serving as Chairman of the Board and Chief Executive Officer of Federal National Mortgage Association. Mr. Maxwell is also a director and a member of the compensation committees of Financial Security Assurance Holdings Ltd., Hechinger Company, Potomac
Electric Power Company and SunAmerica Inc.

Mr. Maxwell has been a director of the Company since February 7, 1996 and is currently a member of the Audit and Compliance Committee.
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WILLIAM F. MAY

Mr. May, age 80, has been Chairman and Chief Executive Officer of Statue of Liberty-Ellis Island Foundation, Inc. for more than five years. Mr. May is also a director and a member of the compensation committee of U.S. Surgical Corporation.

Mr. May has been a director of the Company since 1978 and is currently a member of the Executive Committee, the Compensation and Employee Benefits Committee and the Audit and Compliance Committee.
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CHARLES T. MUNGER

Mr. Munger, age 72, has been Vice Chairman of the Board of Berkshire Hathaway Inc. for more than five years.(1) He is also Chairman and a director of Daily Journal Corporation and Chairman and a director of Wesco Financial Corporation.

Mr. Munger has been a director of the Company since 1987 and is currently a member of the Audit and Compliance Committee, the Compensation and Employee Benefits Committee and the Nominating Committee.
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SHIGERU MYOJIN

Mr. Myojin, age 46, has been a Managing Director of Salomon Brothers Inc for more than five years and its Vice Chairman and a member of its Operating Committee since 1995.

Mr. Myojin has been a director of the Company since February 7, 1996.
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LOUIS A. SIMPSON

Mr. Simpson, age 59, has been President and Chief Executive Officer-Capital Operations and a director of GEICO Corporation, an insurance organization, since 1993 after having served as Vice Chairman of the Board of GEICO Corporation for more than five years. He is also a director of Potomac Electric Power Company and Pacific American Income Shares, Inc. and a director and a member of the compensation committees of Thompson PBE, Inc. and COHR Inc.

Mr. Simpson has been a director of the Company since 1993 and is currently Chairman of the Audit and Compliance Committee and a member of the Executive Committee.
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ROBERT G. ZELLER

Mr. Zeller, age 77, has been retired since 1979 after serving as Chairman of the Board and Chief Executive Officer of F. Eberstadt & Co., Inc., investment bankers.

Mr. Zeller has been a director of the Company since 1967 and is currently
Chairman of the Compensation and Employee Benefits Committee and a member of the Executive Committee and the Audit and Compliance Committee.
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(1. For information with respect to Berkshire Hathaway Inc., see "Information as to Certain Stockholdings" below at Page 6.

BOARD OF DIRECTORS' ROLE, MEETINGS, COMMITTEES AND FEES

ROLE. The business of the Company is managed under the supervision of the Board of Directors. The Company's By-Laws provide that, subject to the direction of the Board, the Chairman shall have the general and active management of the Company's business. The Board has adopted a policy pursuant to which the Chairman should be a business-wise, shareholder-oriented person who does not have personal dependence on or loyalty to management personnel of any of the principal subsidiaries of the Company by virtue of long service with any of those organizations. He is responsible, among other things, for organizing Board process and information flow so that the Board can effectively perform its functions.

     A key function of the Board is the appointment and evaluation of senior officers who have the direct responsibility for conducting or supervising the business of the Company and its principal subsidiaries. The Board specifically articulates objectives for the Chairman and evaluates his performance against them. In addition, together with the Chairman, it sets objectives for the Chief Executive Officer of Salomon Brothers Inc and evaluates his performance in light of these objectives.

     The Board believes that its primary responsibility is to see that the Company is managed in the long-term interests of shareholders. The Board discharges this responsibility by meeting directly or through its committees with senior management to discuss, review and, where appropriate, approve policies and actions relating to significant issues including: (i) maintaining high standards for compliance and for ethical behavior toward customers and counterparties, (ii) determining the amount and structure of capital, (iii) maintaining appropriate risk management systems, (iv) developing and applying pro-shareholder compensation systems, and (v) providing fair reporting to shareholders about the Company and its results.

MEETINGS AND COMMITTEES. The Board of Directors of the Company held nine meetings in 1995. The Executive Committee of the Board of Directors held no meetings during the year. The Company's By-Laws provide that the Executive Committee may exercise most of the powers of the Board in the general and active management of the business and affairs of the Company.

     In addition to the Executive Committee, the standing committees of the Board of Directors include the Audit and Compliance Committee, the Compensation and Employee Benefits Committee and the Nominating Committee.

     The Audit and Compliance Committee, which consists entirely of nonemployee directors, holds regular meetings at which the Company's independent accountants and its internal auditors report directly to the Committee. The Audit and Compliance Committee monitors and provides oversight with respect to the Company's accounting policies, internal accounting controls and the scope and results of the independent accountants' examination of the financial statements.

     Additionally, the Audit and Compliance Committee establishes and reviews policies and their administration with respect to the compliance of the Company and its subsidiaries with regulatory and internal procedures and requirements and the Committee receives regular reports on regulatory and compliance matters from the Company's General Counsel. While it is inevitable that there will be instances in which such procedures or requirements are not fully met, the Committee seeks to minimize the risk that regulations and compliance policies are not followed. The Audit and Compliance Committee held twelve meetings in 1995.

     The Compensation and Employee Benefits Committee establishes corporate policy on the compensation of officers and key employees of the Company. The report of the Compensation and Employee Benefits Committee regarding the 1995 compensation policies applicable to the Company's executive officers, including the specific relationship of corporate performance to executive compensation, is set forth below at Page 10. The Compensation and Employee Benefits Committee consisted in 1995 entirely of nonemployee directors and held twelve meetings in that year.

     The Nominating Committee considers and makes recommendations to the Board with respect to the size and composition of the Board and candidates for membership on the Board. The Board has directed the Nominating Committee to consider for nomination to the Board persons with the following qualities: (1) Owner-oriented. The director should be overwhelmingly focused on promoting the interests of owners. Generally this owner-orientation is likeliest to be found in individuals who have an investment in Salomon's Common Stock that is significant to them. (2) Business-wise. The director should be highly talented in thinking about business issues in a creative and cooperative way and should be able to react quickly and with sound judgment to business ideas. He or she should be able and willing to express himself/herself effectively (and forcefully, if needed) on issues discussed by the Board. (3) Time Commitment. The director should be willing to make a sufficient time commitment to be an effective director, including likely service on at least one Board Committee.

     In considering candidates for Board vacancies, the Committee intends to make a wide canvass of possible nominees, including women and persons of diverse racial and cultural backgrounds. The Board believes that its procedure for seeking board members and the qualifications it has set for Board service should over time produce a strong and diverse board membership. Although the Committee has not established procedures for the submission by shareholders of proposed candidates for its consideration, the Committee will consider a candidate when accompanied by sufficient, reliable information on the candidate. The Nominating Committee held two meetings in 1995.

ATTENDANCE. In 1995, all of the directors of the Company attended at least 75% of the aggregate number of meetings of the Board and meetings of Committees of the Board on which they served.

FEES. Each nonemployee director is entitled to an annual retainer of $30,000. In addition, the following directors' fees have been set: a $2,000 attendance fee for each board meeting and a $1,000 attendance fee for each committee meeting attended (if a director attends more than two committee meetings on the same day or if a committee meeting is held on the same day as a board meeting, only $2,000 is paid); a $3,000 annual retainer for each committee member and a $2,000 additional annual retainer to each chairman of a committee. An unfunded deferred compensation plan for nonemployee directors permits participants to elect on or before December 31 of each year to have all or a portion of the following year's compensation deferred, with such deferred compensation accruing interest at a rate equal to the prime rate calculated on a quarterly basis and payable with such interest on a deferral date selected by the participant. Additionally, a synthetic equity plan for nonemployee directors permits such directors to elect on or before December 31 of each year to have all or a portion of the following year's compensation deferred, which compensation is converted at year-end into phantom shares of Common Stock of the Company at the average of quarter-end prices during the year. The period of deferral is the earlier of five years or cessation of Board membership. At the end of such deferral period, participants receive a dollar amount equal to the value of a share of Common Stock on such day multiplied by the number of phantom shares of Common Stock credited to their accounts. Directors who are employees of the Company are not entitled to an annual retainer or to any attendance fees or fees for service on a committee.

INFORMATION AS TO CERTAIN STOCKHOLDINGS

     The following are the only persons known to the Company who own beneficially more than five per cent of any class of the Company's voting securities as of March 1, 1996:

                                                   TITLE OF              SHARES          PER CENT
                                                     CLASS            BENEFICIALLY       OF CLASS
                                                   OF STOCK               OWNED          OF STOCK
                                              -------------------     -------------      ---------
    Berkshire Hathaway Inc.(1)(2)...........  Common                      6,633,600          6.2
      and affiliates                          Preferred, Series A           560,000        100.0
    1440 Kiewit Plaza
    Omaha, Nebraska 68131

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(1. The Company has been informed by Berkshire Hathaway Inc. ("Berkshire"), a
    Delaware corporation, and by Warren E. Buffett, as follows: Berkshire is a holding company, the capital stock of which is beneficially owned approximately 40.2% by Warren E. Buffett and a trust of which he is trustee but in which he has no beneficial economic interest and 3.1% by Mr. Buffett's wife, Susan T. Buffett. Additionally, approximately 1.6% of such capital stock is beneficially owned by Charles T. Munger. Mr. Buffett may be deemed to control Berkshire and thus to own beneficially the Company's stock owned beneficially by it. As of March 1, 1996, Berkshire owned beneficially (and, through wholly- or majority-owned subsidiaries, owned of record) 560,000 shares of Preferred Stock, Series A, of the Company, which shares are entitled to 14,736,842 votes, constituting approximately 12.2% of the votes entitled to be cast by the outstanding voting securities of the Company. The Preferred Stock, Series A, is convertible on the basis of
    26.31579 shares of Common Stock for each share of Preferred Stock, Series A, (subject to adjustment), or, in the aggregate, for 14,736,842 shares of Common Stock. Under Berkshire's Stock Purchase Agreement, dated September 27, 1987, with the Company, pursuant to which affiliates of Berkshire acquired the Preferred Stock, Series A, (the "Purchase Agreement"), the Company undertook to use its best efforts to nominate and elect Messrs. Buffett and Munger, or two other Berkshire representatives, to the Company's Board of Directors. For a description of the other terms of the Purchase Agreement, see "Compensation Committee Interlocks and Insider Participation" below at Pages 9-10.

(2. Included are 320,800 shares of Preferred Stock, Series A, constituting approximately 6.9% of the votes entitled to be cast by the Company's outstanding voting securities, owned of record by National Indemnity Company, a wholly-owned subsidiary of Berkshire. As of March 1, 1996, National Indemnity Company also owned all of the shares of the Company's Common Stock which are shown as beneficially owned by Berkshire.

     The following is the ownership, as of March 1, 1996, of shares of Common Stock and Preferred Stock, Series A, of the Company by all directors, nominees for director, the Executive Officers named in the table on Page 8 and the ownership as of such date by Executive Officers and directors of the Company as a group. Common Stock which is referred to as "beneficially owned," and the number of the Company's shares deemed to be outstanding, include any shares which may be purchased by any director or Executive Officer of the Company under the Company's 1984 Non-Qualified Stock Option Plan within sixty days from March 1, 1996 and any shares which may be acquired by any director or Executive Officer of the Company upon conversion of the Company's Restricted Convertible Subordinated Notes within sixty days from March 1, 1996. Common Stock which is referred to as "beneficially owned" also includes any shares owned by a spouse or minor child and any shares over which the individual directly or indirectly holds sole or shared voting or investment power. In addition, included are shares which have been granted to any director or Executive Officer of the Company under the Company's Equity Partnership Plans and a proportionate number of the 1,217,147 unallocated shares, as of March 1, 1996, in the trusts under the Equity Partnership Plans which directors and Executive Officers may direct the trustee of such trusts to vote at the Annual Meeting ("Unallocated Shares"). The Preferred Stock, Series A, as owned by Berkshire and deemed owned by Mr. Buffett, comprises 100% of the class outstanding and 12.2% of the outstanding voting power of the Company. All directors and Executive Officers as a group (17 persons) beneficially own 100% of the Preferred Stock, Series A, 7.4% of the Common Stock and 18.7% of the outstanding voting power of the Company.

Except for Mr. Buffett, no individual nominee for director beneficially owns as much as 1.0% of outstanding Common Stock or voting securities having 1.0% of the outstanding voting power of the Company.

                                                                  TITLE OF          SHARES
                                                                   CLASS           BENEFICIALLY
                                                                  OF STOCK           OWNED
                                                            --------------------   ---------
Dwayne O. Andreas........................................   Common                   100,000
Jerome H. Bailey.........................................   Common                    30,168(4)
Warren E. Buffett........................................   Common                 6,633,600(1)
                                                            Preferred, Series A      560,000(1)
Robert E. Denham.........................................   Common                    25,932(4)
Claire M. Fagin..........................................   Common                       405
John L. Haseltine........................................   Common                   267,940(4)
Gedale B. Horowitz.......................................   Common                   396,750(2)(3)(4)
John G. Macfarlane.......................................   Common                    90,078(4)
Deryck C. Maughan........................................   Common                   310,864(2)(4)
David O. Maxwell.........................................   Common                     1,000
William F. May...........................................   Common                     4,546
Robert H. Mundheim.......................................   Common                    28,758(4)
Charles T. Munger........................................   Common                    --    (5)
Shigeru Myojin...........................................   Common                         0
Louis A. Simpson.........................................   Common                    25,000
Robert G. Zeller.........................................   Common                    11,450
17 Directors and Executive Officers as a Group...........   Common                 7,928,105(6)(7)
                                                            Preferred, Series A      560,000

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 (1. With respect to voting securities which may be deemed to be beneficially owned by Mr. Buffett, see footnotes (1) and (2) to the Table above on Page 6.

 (2. Shares beneficially owned include shares subject to options granted under the Company's 1984 Non-Qualified Stock Option Plan which may be exercised within sixty days from March 1, 1996 as follows: Mr. Horowitz 54,500 and Mr. Maughan 54,600.

 (3. Shares beneficially owned include shares into which the Company's
     Restricted Convertible Subordinated Notes (see "Certain Transactions" below at Page 14) may be converted within sixty days from March 1, 1996 as follows: Mr. Horowitz 329,429.

 (4. Shares beneficially owned include Unallocated Shares as follows: Mr. Bailey
     1,466, Mr. Denham 1,222, Mr. Haseltine 11,500, Mr. Horowitz 229, Mr. Macfarlane 3,686, Mr. Maughan 11,241 and Mr. Mundheim 1,543.

 (5. Mr. Munger is Vice Chairman of the Board of Berkshire. With respect to voting securities beneficially owned by Berkshire, see footnotes (1) and
     (2) to the Table above at Page 6.

 (6. Includes 109,100 shares of Common Stock subject to options granted under the Company's 1984 Stock Option Plan which may be exercised by directors and Executive Officers of the Company within sixty days from March 1, 1996, 329,429 shares of Common Stock into which the Company's Restricted Convertible Subordinated Notes may be converted by directors and Executive Officers of the Company within sixty days from March 1, 1996, 123 shares owned by a family member in which shares a person in the group disclaims any beneficial interest and 30,973 Unallocated Shares.

 (7. Participants in the Equity Partnership Plans generally are entitled to direct voting of a proportional number of unvoted allocated shares held under the Equity Partnership Plans. While participants are deemed to have beneficial ownership of such shares, the Table does not reflect such shares because the number of such shares cannot be determined.

EXECUTIVE COMPENSATION

     The following table shows the compensation in 1995, 1994 and 1993 of the Chief Executive Officer and the four most highly compensated Executive Officers of the Company who were serving as Executive Officers on December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM COMPENSATION
                                                                                     ------------------------------
                                                   ANNUAL COMPENSATION                      AWARDS          PAYOUTS
                                       -------------------------------------------   ---------------------  -------
                                                                      OTHER ANNUAL   RESTRICTED   OPTION/    LTIP     ALL OTHER
                                                            BONUS     COMPENSATION   STOCK AWARD    SARS    PAYOUTS  COMPENSATION
     NAME AND PRINCIPAL POSITION       YEAR  SALARY ($)      ($)          ($)          ($)(3)       (#)       ($)       ($)(6)
- -------------------------------------- ----- ----------   ---------   ------------   -----------  --------  -------  ------------
ROBERT E. DENHAM...................... 1995   1,000,000           0           0               0     0            0       9,963
Chairman and Chief                     1994   1,000,000           0           0               0     0         0          9,170
  Executive Officer                    1993     956,800     368,700      23,912         720,653     0            0       6,655
JEROME H. BAILEY...................... 1995     250,000     750,000           0         343,549     0            0       7,867
Chief Financial Officer                1994     250,000     750,000           0         456,821     0            0       6,436
                                       1993     168,269     558,673           0         150,037     0            0           0
JOHN G. MACFARLANE.................... 1995     200,000     788,000           0         300,033     0            0      23,156
Treasurer                              1994     200,000     800,000           0         456,821     0            0      21,625
                                       1993     150,000   1,238,000           0         802,620     0       19,935 (5)    18,856
DERYCK C. MAUGHAN..................... 1995     825,000      13,000           0         185,516     0            0      38,624
Executive Vice President               1994     825,000      13,000           0         148,010     0            0      36,966
  and Chairman and Chief Executive     1993     400,000   2,600,000           0       3,934,412     0       79,741 (5)    26,386
  Officer of Salomon Brothers Inc
ROBERT H. MUNDHEIM.................... 1995   1,138,000(1)         0          0         414,549(4)   0           0       8,545
Executive Vice President               1994   1,048,000           0           0         275,920     0            0       6,919
  and General Counsel                  1993     958,000           0      65,602(2)      317,376     0            0       6,144

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(1) Pursuant to his employment contract with the Company, Mr. Mundheim received $250,000 as base salary and $888,000 as a guaranteed bonus. See "Employment Contracts and Change of Control Provisions" below at Page 9.

(2) Includes $53,333 for a temporary residence and other related expenses which were either paid for or reimbursed by the Company in connection with Mr. Mundheim's relocation from Philadelphia to New York.

(3) Restricted stock awards are shown at market value on the date of grant. The number and value of the aggregate restricted stock holdings at December 31, 1995 for each of the persons named is as follows: Mr. Denham, 21,448 shares with a value of $758,723; Mr. Bailey, 25,725 shares with a value of $910,022; Mr. Macfarlane, 63,463 shares with a value of $2,245,004; Mr. Maughan, 197,232 shares with a value of $6,977,082; and Mr. Mundheim, 27,075 shares with a value of $957,778. Such restricted stock was awarded to the persons named under the Company's Equity Partnership Plan for Key Employees ("EPP"). Awards under the EPP represent an unfunded, unsecured promise of the Company and are generally distributed to participants five years after the date of grant subject to acceleration in some circumstances and further deferral or forfeiture in others. The EPP incorporates a dividend reinvestment structure, pursuant to which the Company contributes an additional 17.65% of any dividend in order to effect a 15% discount on all dividend reinvestments. Participants' accounts in the EPP are held in a grantor trust established by the Company. For a discussion of the EPP, see "Approval of Amended Equity Partnership Plan For Key Employees" below at Page 15.

(4) Represents market value on date of grant of shares of restricted stock awarded to Mr. Mundheim under the Company's Equity Partnership Plan for Key Employees. Such award was based on the Plan's Award Schedule whereunder Mr. Mundheim's cash bonus of $1,250,000 for 1995 was reduced by $362,000.

(5) These amounts represent residual payouts in 1993 under the Salomon Brothers Inc Managing Directors' Compensation Plan.

(6) Amounts reported for 1995 include 17.65% contribution which the Company made in order to effect a 15% discount on all dividend reinvestments under the EPP for the named executives as follows: Mr. Denham $2,392, Mr. Bailey $1,796, Mr. Macfarlane $7,335, Mr. Maughan $25,053 and Mr. Mundheim $1,724; also includes contributions by the Company under the Salomon Brothers Inc Retirement Plan to the account of each of the named executives as follows:
    Mr. Denham $7,500, Mr. Bailey $6,000, Mr. Macfarlane $15,750, Mr. Maughan $13,500 and Mr. Mundheim $6,750; also includes $71 of term life insurance premium for each of the named executives which the Company pays.

     The Company made no stock option/SAR grants or awards under long-term incentive plans in 1995 to any named Executive Officer or any other person.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                           FY-END OPTION/SAR VALUE(1.

                                                                                           VALUE OF
                                                                          NUMBER OF      UNEXERCISED
                                                                          UNEXERCISED    IN-THE-MONEY
                                                                          OPTIONS AT      OPTIONS AT
                                                                          FY-END(#)       FY-END($)
                                                 SHARES                   ----------     ------------
                                               ACQUIRED ON     VALUE      EXERCISABLE/   EXERCISABLE/
                    NAME                       EXERCISE(#)   REALIZED($)  UNEXERCISABLE  UNEXERCISABLE
                                               -----------   ----------   ----------     ------------
JEROME H. BAILEY.............................     --             --          -0-/-0-          -0-/-0-
ROBERT E. DENHAM.............................     --             --          -0-/-0-          -0-/-0-
JOHN G. MACFARLANE...........................     --             --          -0-/-0-          -0-/-0-
DERYCK C. MAUGHAN............................     --             --       54,600/-0-     $913,031/-0-
ROBERT H. MUNDHEIM...........................     --             --          -0-/-0-          -0-/-0-

- ---------------
(1.The 1995 year-end value of the Company's Common Stock was $35.375. The dollar value shown in the Table is calculated by determining the difference between the year-end value of the Company's Common Stock and the exercise price of the options exercisable at year-end.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL PROVISIONS

     In 1992, the Company entered into a guaranteed employment contract with Mr. Mundheim through December 31, 1995, subject to Mr. Mundheim's earlier resignation or termination of employment for cause, whereunder Mr. Mundheim received an annual base salary of $250,000 and a bonus of $1,250,000 in 1995. The contract also provided for Mr. Mundheim's participation in the Company's Equity Partnership Plan for Key Employees.

     In 1988, the Board of Directors approved amendments to certain of the Company's benefit plans, including the Salomon Inc Profit Sharing Plan, now the Salomon Brothers Inc Retirement Plan, (the "Retirement Plan"), and the 1984 Stock Option Plan. These amendments provide for the vesting and, under most circumstances, distribution of benefits and credits made under such Plans upon the occurrence of certain change of control events not approved by the Board of Directors. Upon such a change of control (as defined in the Plans), employees will be entitled to receive the immediate cash payment of the excess of the fair market value (as defined) of a share of Common Stock over the exercise price of each share covered by an option or a stock appreciation right under the 1984 Stock Option Plan. Similarly, the Company's Equity Partnership Plan for Key Employees provides for accelerated distributions to participants upon a change of control. Additionally, upon a change of control, each employee will be entitled to receive an amount not less than the year-end bonus paid to him in the year preceding the change of control, prorated for the number of months elapsed up to the change of control, and all amounts credited to employees' accounts under the Retirement Plan will vest. If a change of control would have occurred on March 1, 1996, for example, Messrs. Bailey, Macfarlane, Maughan and Mundheim would have been entitled to receive at least the following amounts of cash compensation with respect to 1995 year-end bonuses (in addition to benefits under the Company's other benefit plans described above): $125,000, $131,333, $2,167 and $148,000, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1995, the Compensation and Employee Benefits Committee consisted of Mr. Robert G. Zeller, as Chairman, and Messrs. William F. May and Charles T. Munger. All of the members of the Committee were non-employees of the Company.

     Mr. Munger, a nominee for director of the Company, is Vice Chairman of the Board of Berkshire. Among the Company's transactions, in the ordinary course of its business in 1995, Salomon Brothers Inc sold to Berkshire and its affiliates marketable securities having a value of approximately $3,338,277,000 and purchased from Berkshire and its affiliates marketable securities having a value of approximately $3,145,059,000. Additionally, in 1995, Berkshire and its affiliates paid commissions, fees, service charges and interest of $1,942,408 to Salomon Brothers Inc in connection with securities transactions. The Company believes that its transactions with Berkshire and its affiliates are upon terms which are comparable to those the Company applies in transactions with other similar customers and counterparties.

     In addition, Berkshire and its subsidiaries own substantial equity positions in a number of other corporations, and have equity positions amounting to 10% or more of the voting power of The Gillette Company, GEICO Corporation, USAir Group, Inc., PS Group, Inc., The Washington Post Company and Wells Fargo & Company. From time to time Salomon Brothers Inc engages in the ordinary course of its business in transactions with some or all of such entities as an underwriter of securities, as a broker of or dealer in securities, or otherwise. Additionally, other subsidiaries of the Company may engage in transactions with such entities from time to time. The Company believes that any such transactions are on terms comparable to those on which the Company deals with other third parties.

     In 1987, the Company entered into the Purchase Agreement with Berkshire pursuant to which affiliates of Berkshire acquired 700,000 shares of the Preferred Stock, Series A, for $700 million. On October 31, 1995, the Company redeemed 140,000 shares of the Preferred Stock, Series A in accordance with the terms of such Preferred Stock. In the Purchase Agreement, Berkshire (which for purposes of the Purchase Agreement includes the affiliates of Berkshire) agreed that (i) Berkshire will not sell any of the Company securities owned by it to a third party without first giving the Company or its designee a reasonable opportunity to purchase such securities at the same price and on the same terms and conditions proposed with respect to an anticipated sale by Berkshire to a third party; and (ii) if the Company does not exercise its right of first refusal and buy Company securities which Berkshire proposes to sell, Berkshire will not knowingly sell to any one entity or group acting in concert Company securities giving such entity or group securities which amount in the aggregate to over 5% of the Company voting stock outstanding at the time of the sale. In the Purchase Agreement, the Company agreed to use its best efforts to nominate and elect Warren E. Buffett and Charles T. Munger, or two other Berkshire representatives, to the Company's Board of Directors. In addition, in connection with the distribution by the Company on February 18, 1988 of Preferred Share Purchase Rights to its stockholders, the Company issued Preferred Share Purchase Rights to the holders of the Preferred Stock, Series A, on the basis of one Right for each share of Common Stock into which a share of Preferred Stock, Series A, is convertible, and the holders of the Preferred Stock, Series A, waived the conversion adjustment they would otherwise have been entitled to under the terms of the Preferred Stock, Series A.

                                   REPORT OF
                THE COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE

     The Board's Compensation and Employee Benefits Committee (the "Committee") makes compensation decisions with respect to the Company's Chief Executive Officer and other executive officers including Messrs. Bailey, Macfarlane, Maughan, and Mundheim.

     In 1993 and previous years, the Committee determined the compensation of senior executive officers in relation to a review of their performance. The "Million Dollar Limit" imposed by Section 162(m) of the Internal Revenue Code has caused the Committee to review its procedures with the objectives that compensation continue to be based on performance and be deductible by the Company. As a result of this review, the Committee presently intends to preserve the Company's deduction for compensation paid to the Company's Chairman and Chief Executive Officer and its other most highly compensated executive officers by determining total compensation for such persons (other than Mr. Maughan, as explained below) based on a performance evaluation, and providing any compensation in excess of $1 million in a form that will not be subject to the Million Dollar Limit by deferring the payment of such compensation. The Committee has determined not to apply a formula at this time to determine the compensation of these individuals because it believes its criteria for the evaluation of the performance of these individuals are such that discretionary, non-formulaic evaluation is preferable.

     In measuring financial performance, the Committee has established a "compensation year" commencing on October 1 and ending on September 30. Using a "compensation year", rather than the Company's fiscal year which coincides with the calendar year, permits the Committee to evaluate results for an entire 12-month period in sufficient time to make final compensation decisions in December of each calendar year.

Compensation year results often differ substantially from the results for the calendar year. For example, Salomon Inc earned $132 million in the compensation year ended September 30, 1995, while it earned $457 million for the 1995 calendar year.

     In October 1994, the Board of Directors of the Company approved a fundamental change in the way the Salomon Brothers' securities segment compensates certain managing directors in its Client-Driven Business. This change was intended to enhance the integration of various global activities and to create a partnership like arrangement between managers and shareholders.

     During 1995, as the result of various factors affecting the securities segment, including market compensation pressures and the segment's performance, this approach to compensation was abandoned. As a result, compensation was awarded to these managing directors in an amount greater than that which would have been provided by the plan. Payment of a substantial portion of this incremental compensation was deferred under the 1995 Salomon Inc Deferred Compensation Plan. Compensation awarded under this plan vests over a two year period, 50% on December 15, 1996 and 50% on December 15, 1997. In order to achieve vesting, the participant must remain in the employ of the Company. The plan provides for interest to be paid annually and contains provisions relating to vesting in circumstances such as retirement, death and disability.

     In 1995, the Committee approved an approach to compensation of the securities segment which is designed to further integrate the various components of the business, to recognize the impact of competitive market conditions on compensation, and to maintain a focus on performance driven compensation. The Committee will determine the annual level of compensation for the securities segment by evaluating both performance and market conditions.

     This change is intended to be augmented by modifications to the Equity Partnership Plan for Key Employees discussed elsewhere. [See "Approval of Amended Equity Partnership Plan for Key Employees" at Page 15.] In addition, the Committee anticipates the granting of Salomon Inc Stock options under the Salomon Inc Stock Incentive plan, as approved by shareholders at the Company's 1994 annual meeting.

     The Committee believes that this approach has the necessary flexibility to reward good performance, protect key assets and build for the future.

     In determining compensation for Mr. Denham and the other executive officers (except for Messrs. Maughan and Mundheim) in December 1995, the Committee adhered to the approach of linking the interests of management with those of the owners by causing the individual manager's compensation to depend primarily upon his performance in relation to the performance, over time, of the business unit or function for which he was responsible. Weight was also given to the overall results in the compensation year for Salomon Inc and Salomon Brothers Inc. Except in the case of Mr. Denham, salaries were low in comparison to total compensation so that the bulk of compensation was paid on a performance basis as a year-end cash bonus. This approach, which is in accordance with industry practice, has the effect of limiting compensation to reflect poor business performance and increasing compensation to recognize significant results. Except with respect to Mr. Denham, after the Committee determined the total compensation for each executive officer, a significant portion of such total compensation was awarded in Company stock, payable, generally, in five years, under the Company's Equity Partnership Plan for Key Employees (which generally applies to highly compensated employees, including Executive Officers). All of Messrs. Bailey's and Macfarlane's compensation above $1,000,000 was paid in stock under this plan. The market value of the restricted stock awarded each of the four most highly compensated Executive Officers in 1995 (other than Mr. Denham) is set forth in the Summary Compensation Table in the Company's 1996 Proxy Statement. Dividends paid on the restricted stock are reinvested for all Plan participants, including Executive Officers, pursuant to the terms of the Plan.

     In addition, the Committee reviewed compensation paid in previous years (adjusted for an estimate of the current year) by various financial services companies with which the Company competes, including Bankers Trust Company, Bear Stearns, Merrill Lynch, Morgan Guaranty and Morgan Stanley. The Committee anticipated that Mr. Denham's 1995 compensation would be at the lower end of the competitor range. Merrill Lynch and Morgan Stanley are included in the S&P Investment Banking & Brokerage Index referred to in the performance graph set forth in the Company's 1996 Proxy Statement.

     In setting the 1995 compensation of Robert E. Denham, the Company's Chairman and Chief Executive Officer, the Committee took into account the Board's evaluation of Mr. Denham's performance in relation to the following factors (in order of importance):

     - Management of the Board of Directors process by insuring that the Board timely received the appropriate level of information to discharge its decision-making responsibilities;

     - Supervision of the senior officers of Salomon Inc and its major subsidiaries;

     - Supervision of the management of the Company's market and credit risks to insure that various business units were following appropriate risk/reward criteria;

     - Management of the allocation of the Company's capital to the various business segments as well as the Company's overall level of capital.

     In addition to these criteria, the Committee also considered the Board's evaluation of Mr. Denham's performance in communicating with creditors and shareholders, maintaining a positive internal control environment, his role in special situations and otherwise building shareholder value.

     The Committee concluded that, based on their subjective judgment, Mr. Denham had performed well with respect to each of these factors, but noted its concern about the overall performance of Salomon Inc and its subsidiaries over the last two compensation years. Taking account of these overall results, the Committee determined that Mr. Denham's total compensation in 1995 should be set at $1,000,000, an amount equal to his salary. His compensation for 1995 was the same as he received in 1994 and was 53.3% of his compensation in 1993 when the Company achieved record net income. No stock was awarded to Mr. Denham in 1995 under the Equity Partnership Plan.

     With respect to Mr. Maughan, the Chairman and Chief Executive Officer of Salomon Brothers Inc and an Executive Vice President of the Company, the Committee determined that linking compensation by formula to the performance of Salomon Brothers provides an appropriate link between his total compensation and Salomon Brothers' performance, while at the same time providing the most effective response to the issues raised by the Million Dollar Limit. Therefore, effective as of January 1, 1994, the Committee adopted, subject to approval by the Company's stockholders, which was obtained at the 1994 Annual Meeting, the Executive Officer Performance Bonus Plan to provide Mr. Maughan an appropriate performance incentive in a form intended to constitute "performance-based incentive compensation" pursuant to Section 162(m)(4)(C) of the Code. The basic premise of the Performance Bonus Plan is that Mr. Maughan's incentive compensation should be determined by two factors: the return on equity of Salomon Brothers, which he manages, and the relationship that Salomon Brothers' return on equity has to that of certain key competitors. The Committee certified that, under the formula in the Performance Bonus Plan, Mr. Maughan's compensation would be $1 million, consisting of salary and non-formula based bonus, payable outside the Performance Bonus Plan. Nothing is payable under the Performance Bonus Plan.

     Mr. Mundheim's compensation for 1995 was based upon an employment contract entered into in 1992 to induce him to join the Company as General Counsel. In approving Mr. Mundheim's employment contract, the Committee had deemed Mr. Mundheim's prior experience as the Co-Chairman of the law firm of Fried, Frank, Harris, Shriver & Jacobson, Dean of the University of Pennsylvania Law School and General Counsel of the U.S. Treasury to be extremely valuable to the Company.

     The Committee concluded that, based on its subjective judgment, Mr. Bailey performed well as Chief Financial Officer of the Company. The Committee applauded Mr. Bailey's effective attack on specific historical problems resulting from past operational systems migrations and his pushing responsibility for cost of fails and other costs to the business units, thus achieving real cost savings for the Company. The Committee reviewed Mr. Macfarlane's performance as Treasurer of the Company in which he maintained excellent external relationships with regulatory agencies, rating agencies, banks, investors, and analysts and his important role in managing the Company's liquidity and funding, as well as his derivatives management role, including his part in helping to establish improving industry standards for managing derivatives activities and in managing the internal Salomon changes needed to comply with those standards. The Committee concluded that, based on its subjective judgment, Mr. Macfarlane performed well in these roles. Mr. Bailey's and Mr. Macfarlane's compensation was adversely affected by the overall level of Salomon Brothers Inc and Salomon Inc results for the compensation year.

                                          COMPENSATION AND EMPLOYEE
                                            BENEFITS COMMITTEE
                                               Robert G. Zeller, Chairman
                                               William F. May
                                               Charles T. Munger

                               PERFORMANCE GRAPH
      SALOMON INC VS. S&P 500 VS. S&P INVESTMENT BANKING & BROKERAGE INDEX
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                                   1990-1995

                                         S&P INVESTMENT
         MEASUREMENT PERIOD              BANKING & BRO-
        (FISCAL YEAR COVERED)                KERAGE          SALOMON INC          S&P 500
1990                                               100.0              100.0              100.0
1991                                               219.7              128.3              130.0
1992                                               243.7              162.4              139.7
1993                                               338.0              205.5              153.6
1994                                               295.6              164.6              155.5
1995                                               476.4              158.1              214.0

        NOTE: INCLUDES THE REINVESTMENT OF DIVIDENDS AT THE END OF PERIOD.

     In 1995, the S&P Brokerage Index was discontinued and replaced by the S&P Investment Banking and Brokerage Index. The companies included in the S&P Investment Banking and Brokerage Index are Salomon Inc, Dean Witter, Discover & Co., Merrill Lynch & Co., Inc., Morgan Stanley Group Inc. and Travelers Incorporated.

CERTAIN TRANSACTIONS

     Among the Company's transactions, in the ordinary course of its business in 1995, Salomon Brothers Inc sold to Archer Daniels Midland Company ("ADM") and entities in which the Company is informed ADM has a material interest marketable securities having a value of approximately $1,094,006,000 and purchased from ADM and such entities marketable securities having a value of approximately $1,796,008,000. In addition, the Company paid to ADM and such entities net fees of $1,338,756 in connection with securities and commodities trading activities. The Company believes that its transactions with ADM and such entities are upon terms which are comparable to those the Company applies in transaction with other similar customers and counterparties. Dwayne O. Andreas, a director and a nominee for director of the Company, is Chairman of the Board and Chief Executive of ADM.

     Warren E. Buffett, a director and a nominee for director of the Company, is Chairman, Chief Executive Officer and the principal shareholder of Berkshire and a director of The Coca-Cola Company and The Gillette Company. For information regarding the Company's transactions in 1995 with Berkshire, The Coca-Cola Company and The Gillette Company, see "Compensation Committee Interlocks and Insider Participation" above at Pages 9-10.

     In November 1993, the Company loaned Robert H. Mundheim, an Executive Officer of the Company, the sum of $900,000 to purchase a residence in New York City in connection with Mr. Mundheim's planned relocation from Philadelphia. The loan, of which $200,000 has been repaid, is interest-free.

     On October 1, 1981, the Company and Salomon Brothers, an investment banking and securities trading partnership, combined their businesses. Pursuant to such combination, the Company issued an aggregate of $250,000,000 of 9% Restricted Convertible Subordinated Notes, due October 1, 1991 (the "Notes"), to Salomon Brothers, which Notes were subsequently distributed to certain of its partners. Upon issuance, the Notes were convertible, in accordance with their respective terms, into an aggregate of 18,000,000 shares of Common Stock (adjusted for the 2 for 1 stock split declared in 1983). The conversion period commenced October 1, 1982. On May 4, 1994, the Board of Directors approved an extension, until October 1, 1997, of the maturity date of Notes held by then-current employees of the Company, provided that the annual rate of interest on such Notes be reduced from and after October 1, 1994 to 5.5%. Gedale B. Horowitz, who was a General Partner of Salomon Brothers prior to October 1, 1981, was a payee of a Note as of December 31, 1995 in the principal amount of $4,575,406. Mr. Horowitz is a director and a nominee for director of the Company.

     Among the Company's transactions in the ordinary course of its business in 1995, Salomon Brothers Inc sold to GEICO Corporation ("GEICO") and entities in which the Company is informed GEICO has a material interest marketable securities having a value of approximately $130,684,000 and purchased from GEICO and such entities marketable securities having a value of approximately $36,228,000. In addition, Salomon Brothers Inc earned net commissions and fees of $602,840 in connection with securities trading activities on behalf of GEICO. The Company believes that its transactions with GEICO are upon terms which are comparable to those the Company applies in transactions with other similar customers and counterparties. Louis A. Simpson, a director and a nominee for director of the Company, is President and Chief Executive Officer--Capital Operations of GEICO Corporation. The Company has been informed by Berkshire that, on January 2, 1996, GEICO became an indirect wholly-owned Berkshire subsidiary as a result of a merger of GEICO with an indirect wholly-owned subsidiary of Berkshire.

     Since January 1, 1995, Salomon Brothers Inc, as agent or principal, has handled purchases and sales of securities (including different forms of repurchase transactions) from time to time for various of the directors and employees of the Company. The Company believes that such transactions were in the ordinary course of business, were at substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and did not involve more than normal risk of collectibility or present other features unfavorable to the Company.

        2. APPROVAL OF AMENDED EQUITY PARTNERSHIP PLAN FOR KEY EMPLOYEES

     Effective as of June 6, 1990, the Company adopted the Equity Partnership Plan for Key Employees (the "Key Employee Plan") and the Equity Partnership Plan for Professional and Other Highly Compensated Employees (the "Professional Employee Plan") (together, the "Equity Partnership Plans"). Under the Equity Partnership Plans as currently in effect, up to 40,000,000 shares of Company Common Stock may be allocated to participants' accounts and distributed under the Equity Partnership Plans. The amount of shares available under the Equity Partnership Plans may be adjusted in the event of a stock dividend or split, recapitalization, extraordinary dividend, merger, consolidation, combination or exchange of shares or similar corporate change. The Equity Partnership Plans initially were approved by the Company's stockholders at the meeting of the Company's stockholders in May 1991, and they were subsequently approved by the Company's stockholders at the meetings of stockholders in May 1992 and May 1994, respectively.

     On February 7, 1996, the Board of Directors adopted several amendments to the Key Employee Plan (the "Amendments"), subject to the approval of the Company's stockholders, that significantly modify the Key Employee Plan with respect to awards granted in 1996 and thereafter. The Board also has adopted a number of amendments that are designed to ease the administration of the Equity Partnership Plans.

     On October 25, 1995, the Board of Directors amended the Professional Employee Plan to provide that, effective as of January 1, 1996, unless the Committee determines otherwise in its sole discretion, no further awards will be granted under the Professional Employee Plan. Awards granted prior to January 1, 1996 will be distributed in accordance with the terms of the Professional Employee Plan as currently in effect.

     The following table shows the awards that would be granted to individuals named in the Summary Compensation Table on Page 8 and other specified individuals under the Key Employee Plan in 1996 based on 1995 compensation and the 1995 average cost per share of $36.6632. The actual amounts of 1996 awards under the Key Employee Plan are not yet determinable.

                             AMENDED PLAN BENEFITS

                                                                  DOLLAR        NUMBER OF UNITS
                        NAME AND POSITION                      VALUES($)(1)        (SHARES)
    ---------------------------------------------------------  ------------     ---------------
    Robert E. Denham(2)......................................             0                0
      Chairman and Chief Executive Officer
    Jerome H. Bailey.........................................       365,012           10,228
      Chief Financial Officer
    John G. Macfarlane(3)....................................       304,200            8,524
      Treasurer
    Deryck C. Maughan........................................       182,506            5,114
      Executive Vice President and Chairman and
      Chief Executive Officer of Salomon Brothers Inc
    Robert H. Mundheim.......................................       608,365           17,047
      Executive Vice President and General Counsel
    All Executive Officers as a Group........................     2,038,006           57,107
    Non-Executive Director Group.............................             0                0
    Non-Executive Officer Employee Group.....................    84,397,476        2,364,903

- ---------------
(1) Market value as of December 6, 1995.

(2) In 1995, Mr. Denham did not receive an award under the Key Employee Plan. His compensation consisted only of salary of $1,000,000.

(3) Mr. Macfarlane resigned as Treasurer effective March 6, 1996.

     In 1995, approximately 843 employees received awards under the Key Employee Plan. As of December 31, 1995, a total of 906 employees had accounts maintained under the Key Employee Plan. In 1995, all employees as a group received allocations of 2,835,067 shares under the Key Employee Plan. A total of 2,427,037 shares were granted as awards under the Key Employee Plan in 1995 and 408,030 shares were allocated to participants in the Key Employee Plan as a result of the reinvestment of dividends (including, where applicable, the 17.65% contribution to effect a 15% discount on dividend reinvestment). The fair market value per-share of Company Common Stock as of March 1, 1996 is $38.375. In 1995, awards were based on an "average cost per share" of $36.6632.

     The following is a summary of the material features of the Key Employee Plan and the effect thereon of the Amendments. The following summary is qualified in its entirety by reference to the complete text of the Key Employee Plan, as restated to incorporate the Amendments, which is attached to this Proxy Statement as Exhibit A.

                        DESCRIPTION OF KEY EMPLOYEE PLAN

A. GENERAL

     Participation in the Key Employee Plan generally is mandatory. Awards under the Key Employee Plan generally are based on a percentage of each participant's total compensation and result in a reduction of each participant's end-of-year cash bonus that would have been paid to the participant in the absence of the Key Employee Plan. Awards under the Key Employee Plan are made in the form of Company Common Stock based on a price equal to 85% of the "average cost per share" of shares purchased (or in some cases, deemed to have been purchased) for awards under the Equity Partnership Plans, resulting in an allocation to participants of 17.65% more shares than if allocations were based on 100% of the "average cost per share." The Key Employee Plan also includes an automatic dividend reinvestment feature pursuant to which participants receive a 15% discount on the price of Company Common Stock, generally through an additional Company contribution of 17.65% of the dividends paid on shares credited to a participant's account. The Key Employee Plan provides that the Committee may grant an award to any individual whose year-end bonus constitutes performance-based compensation, and thus is exempt from the operation of Section 162(m) by reason of Section 162(m)(4)(C) of the Internal Revenue Code, based solely on the amount of such year-end bonus (instead of the participant's total compensation). As a result, awards granted to such individuals should themselves constitute performance-based compensation, and thus should be exempt from the operation of Section 162(m). The Key Employee Plan also provides that certain individuals who may be "covered employees" under Section 162(m) (generally the Chief Executive Officer and the four most highly compensated executive officers of Salomon Inc other than the CEO) may be entitled to make limited elective contributions to the Key Employee Plan if and to the extent their compensation otherwise would exceed $1 million ("Voluntary Awards").

     Awards generally are distributed to participants within thirty business days after the expiration of five years after the date as of which the awards are granted, although earlier distributions may be made upon a participant's death or termination of employment as a result of disability, upon the participant's "permissive retirement" (as defined in the Key Employee Plan) if the participant makes a permissive retirement election within forty-five days after the award is granted, in the event of certain "changes in control" of the Company or in the event of certain terminations of the Key Employee Plan. In the event that a participant's employment is or is deemed to have been terminated for "cause," the participant will forfeit all shares allocated to him under the Equity Partnership Plans.

     Participants in the Key Employee Plan generally are entitled to make up to two "long-term investment elections" with respect to each award under the Key Employee Plan. Generally, the effect of a "long-term investment election" is to defer the participant's receipt of the award with respect to which the "long-term investment election" is made until the expiration of an additional 3-year period after such award would have been distributed in the absence of such an election. Participants who desire to make a "long-term investment election" must do so no later than a date two years prior to any date on which the participant otherwise would have received a distribution in respect of such award.

     The Key Employee Plan permits the Committee to defer a distribution thereunder to any "covered employee" (within the meaning of Section 162(m) of the Internal Revenue Code) if the Company or an affiliate might not be permitted to receive a deduction in respect of such payment as a result of the deduction limit under Section 162(m). The amount so deferred will be converted to cash based on the value of Company Common Stock on the date the distribution otherwise would have been made and will be credited with interest at LIBOR (or another return selected by the Committee) from the date the distribution otherwise would have been made until the last day of the month immediately preceding the month in which such amount is paid to the participant. Any amount so deferred will be paid to a participant if and to the extent the Committee determines that the Company's or affiliate's deduction in respect of such amount is not limited by Section 162(m) and, in any case, within 30 business days after the earlier of (i) the date the participant no longer is a "covered employee" and (ii) the occurrence of a change in control of the Company.

B. ADMINISTRATION

     The Key Employee Plan is administered by a committee appointed by the Board of Directors, which must consist of three or more persons, each of whom is a "disinterested person" within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors has appointed the Compensation and Employee Benefits Committee of the Board of Directors (the "Committee") to administer the Equity Partnership Plans. Each member of the Committee serves for a term determined by the Board of Directors. All determinations of the Committee with respect to the Key Employee Plan are binding. The expenses of administering the Key Employee Plan are borne by the Company.

C. ELIGIBILITY

     Generally, the persons who are eligible to participate in the Key Employee Plan with respect to a calendar year are the employees or classes of employees of the Company and its subsidiaries and affiliates that participate in the Equity Partnership Plans (the "Participating Companies") (a)(i) whose principal work location during such calendar year is within the United States of America or (ii) who are citizens of the United States of America, whose principal work location during such calendar year is outside of the United States of America and who do not participate in a plan maintained by their employer during such calendar year that the Committee determines to be comparable to the Key Employee Plan, (b) whose annualized compensation with respect to such calendar year is at least equal to $300,000 (indexed for inflation beginning in 1991) ($360,000 in 1995) and (c) who are designated as eligible to participate in the Key Employee Plan by the Committee. The Committee may from time to time add or exclude from participation one or more individuals or classes of individuals. The Key Employee Plan also has been extended to Participating Companies in Australia, Canada, Germany, Hong Kong, Japan, Singapore, Switzerland and the United Kingdom.

D. MECHANICS OF OPERATION

     Awards under the Key Employee Plan represent unsecured unfunded obligations of the Company. However, in order to assist the Company in meeting its obligations under the Equity Partnership Plans, the Company has established certain grantor trusts (the "Trusts"), the assets of which remain subject to the Company's bankruptcy and judgment creditors, if any. The trustee of the Trusts (the "Trustee") is State Street Bank and Trust Company. Under the Equity Partnership Plans and the Trusts, the Trustee must make purchases throughout each year for which awards are granted under the Equity Partnership Plans of amounts at least equal to expected awards under the Equity Partnership Plans (taking into account shares already held in the Trusts). In addition, the Trustee generally reinvests all dividends paid on shares held in the Trusts in Company Common Stock (although in certain circumstances such reinvestment is not required). Shares purchased in respect of awards are allocated to participants' accounts as soon as practicable after the date as of which such awards are granted to participants (generally in December). Shares credited to participants' accounts may be adjusted in the event of a stock dividend or split, recapitalization, extraordinary dividend, merger, consolidation, combination or exchange of shares or similar corporate change.

E. VOTING AND TENDER OF SHARES

     Participants in the Key Employee Plan generally are entitled to direct the Trustee as to the voting and tender of shares allocated to their accounts. In addition, the Trustee must make voting and tender decisions with respect to any unallocated shares held in the Trusts (and voting decisions with respect to allocated shares for which the Trustee does not receive participant instructions) in proportion to the voting and tender instructions the Trustee receives from participants in the Equity Partnership Plans.

F. CERTAIN DIVESTITURES

     In the event of any transaction immediately after which any Participating Company both ceases to be at least a 50% subsidiary or affiliate of the Company and either has stock that is publicly traded or is a member of a "controlled group of corporations" (as that term is defined in Section 414(b) of the Internal Revenue Code), with any trades or businesses, one or more members of which have publicly traded stock as a result of the transaction, the Common Stock credited to the accounts of (a) participants who are employed by such Participating Company immediately after the transaction and (b) terminated participants who are not so employed, but who were employed by such Participating Company on the date that their employment with the Company and its subsidiaries and affiliates terminated, will be converted to equivalent amounts of such publicly traded stock based on the relative values of such publicly traded stock and Common Stock immediately after the transaction. Thereafter, each such participant's accounts will be maintained in such publicly traded stock, the Board of Directors of the affected company will succeed to the powers of the Committee and the Board of Directors under the Key Employee Plan with respect to the affected participants and a separate trust containing the accounts of such affected participants will be created to hold the stock credited to the affected participants' accounts. In the event that a public market develops for the stock of any Participating Company and, immediately after such public market develops, such company remains at least a 50% subsidiary or affiliate of the Company, the Common Stock credited to the accounts of the participants described above will be converted to equivalent amounts of the publicly traded stock of such company as described above or its economic equivalent, as the Committee deems appropriate, unless the Committee and the Participating Company determine that such a conversion would be financially detrimental to any subsidiary or affiliate of the Company or such participants. Thereafter, each such participant's accounts will be maintained in such publicly traded stock or its economic equivalent, as the case may be.

G. POWER TO AMEND

     The Key Employee Plan may be amended by the Board of Directors from time to time in any respect except that, if and to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act or by any comparable or successor exemption under which the Board of Directors believes it is appropriate for the Key Employee Plan to qualify, no amendment shall be effective without the approval of the stockholders of the Company that (a) materially increases the number of shares of Common Stock that may be distributed under the Key Employee Plan, (b) materially increases the benefits accruing to individuals under the Key Employee Plan or (c) materially modifies the requirements as to eligibility for participation in a Key Employee Plan.

H. MODIFICATION FOR NON-UNITED STATES SUBSIDIARIES AND AFFILIATES

     The Key Employee Plan represented by Exhibit A has been modified in some respects for participation by Participating Companies in Australia, Canada, Germany, Hong Kong, Japan, Singapore, Switzerland and the United Kingdom. These modifications generally affect employees of those subsidiaries and affiliates who work in the applicable locale. The German, Swiss and United Kingdom modifications are local currency based. In 1995, the minimum compensation necessary to participate in these portions of the Key Employee Plan was DM647,000, Sfr547,000 and L201,000, respectively. These participation minimums are indexed for inflation based on local cost-of-living indices. The non-United States modifications provide specified methods of calculating conversions of U.S. dollars to the appropriate local currency.

     The Company currently is considering substantially amending, modifying, or terminating altogether, some or all of these non-United States modifications. In the event any non-U.S. modification is terminated, the Company might adopt a new local plan that would provide a similar economic benefit to employees. In particular, the Company may amend the U.K. portion of the Key Employee Plan to permit the Committee to elect to accelerate distributions thereunder to certain participants selected by the Committee subject to certain restrictions on transferability and subject to certain other restrictions.

     The following describes the principal modifications to the operation of the Key Employee Plan for the non-United States Participating Companies as currently in effect:

          1. Voting and Tender Rights

          The Key Employee Plan, as modified for participation by the Company's subsidiaries and affiliates in Australia, Germany and Japan, does not permit participants in those plans to direct the voting of shares allocated to them. The German and Japanese modifications also do not permit participants to make tender decisions with respect to shares allocated to them.

          2. Timing of Distributions

          The Canadian modification generally provides that distributions will be made upon the expiration of three years after an award is granted, while the Australian and German modifications of the Key Employee Plan generally provide for distributions upon the expiration of eight years after an award is granted (subject to the participant's ability to make a "short-term investment election" as a result of which awards will be distributed upon the expiration of five years). In addition, the non-United States modifications permit distributions to a participant who makes a "permissive retirement election" upon the participant's "retirement" pursuant to the custom generally applicable to the employees of each non-U.S. subsidiary and affiliate. As a result, "permissive retirement" under certain of the non-United States modifications may occur earlier than under the Key Employee Plan generally.

          3. Currency Protection Feature

          The German, Swiss and United Kingdom modifications permit local currency paid participants to elect to make "currency protection elections" with respect to an award granted thereunder within 45 days after the award is granted. As a result of a currency protection election, participants will be protected from losses and will give up gains resulting from changes in the U.S. dollar to local currency exchange rate.

I. SHARES AVAILABLE UNDER THE EQUITY PARTNERSHIP PLANS

     Of the 40,000,000 shares currently approved under the Equity Partnership Plans, as of December 31, 1995, 8,996,722 shares remained available for future allocation.

                      AMENDMENTS TO THE KEY EMPLOYEE PLAN

     On February 7, 1996, the Board of Directors adopted the Amendments. The following discussion summarizes the material effect of the Amendments. This summary is qualified in its entirety by reference to the complete text of the Key Employee Plan, as restated to incorporate the Amendments, attached to this Proxy Statement as Exhibit A.

1. CHANGE IN TIMING OF DISTRIBUTIONS

     Awards granted under the Key Employee Plan in 1996 and thereafter generally will be distributed to participants within thirty business days after the expiration of three (rather than five) years after the date as of which the awards are granted, although earlier distributions still may be made upon a participant's death or termination of employment as a result of disability, upon the participant's "permissive retirement" (as defined in the Equity Partnership Plans), in the event of certain "changes in control" of the Company or in the event of certain terminations of an Equity Partnership Plan as described above.

2. MODIFICATION OF DISCOUNT

     Awards granted in 1996 and thereafter under the Equity Partnership Plans will be made in the form of Company Common Stock based on a price equal to 80% (rather than 85%) of the "average cost per share" of shares purchased for awards under the Equity Partnership Plans. This means that participants will receive 25% (rather than 17.65%) more shares than if allocations were not based on a discount from the "average cost per share." Shares allocated to participants as a result of the reinvestment of dividends with respect to awards granted in 1996 and thereafter will be based on the actual fair market value of Company Common Stock on the reinvestment date; participants no longer will receive the benefit of any discount with respect to such reinvested dividends. Participants will continue to receive a 15% discount with respect to reinvested dividends paid with respect to awards granted prior to 1996.

3. ADOPTION OF NEW VESTING SCHEDULE

     In general, under the Key Employee Plan as currently in effect, participants are always vested in their awards, subject to forfeiture only if their employment is terminated (or is deemed to have been terminated) for "cause." The Amendments added new additional vesting provisions applicable to awards made in 1996 and thereafter, as a result of which participants may forfeit part or all of their awards and/or the portion of their awards attributable to the 20% discount from the "average cost per share" on which their awards were based, in each case, except for Voluntary Awards which remain forfeitable only if a participant is terminated (or deemed to have been terminated) for "cause." In general, these vesting provisions operate as described below. Except as described below, participants' awards generally will not be subject to forfeiture.

     (a) Participants will forfeit 100% of their awards that have not yet been distributed if they are terminated (or deemed to have been terminated) for "cause." Termination (or deemed termination) for "cause" will result in forfeiture of 100% of participant's awards notwithstanding any other vesting condition.

     (b) Participants whose employment terminates voluntarily (as determined by the Company) and who join a competitor of the Company or its affiliates (as determined by the Committee) prior to a "change in control" and prior to the expiration of the three years after an award is granted will forfeit: (i) 100% of the award if the termination occurs prior to the expiration of one year after the award was granted, (ii) 66 2/3% of such award (without reference to the portion of the award attributable to the 20% discount), plus all of the portion of the award attributable to the 20% discount if the termination occurs after the expiration of one year but prior to the expiration of two years after the award was granted and (iii) 33 1/3% of such award (without reference to the portion of the award attributable to the 20% discount), plus all of the portion of the award attributable to the 20% discount if the termination occurs after the expiration of two years but prior to the expiration of three years after the award was granted.

     (c) Participants whose employment terminates voluntarily or involuntarily (other than (i) involuntary terminations resulting from a downsizing or general reduction in work-force, (ii) voluntary terminations where a participant joins a competitor of the Company or its affiliates, (iii) terminations resulting from death or disability, and (iv) a participant's "permissive retirement" under the Key Employee Plan after having made a "permissive retirement election") prior to a "change in control" and prior to the expiration of three years after an award is granted will forfeit only the portion of their award attributable to the 20% discount.

     (d) Participants whose employment is terminated involuntarily as a result of a downsizing or general reduction in work-force prior to a "change in control" and prior to the expiration of three years after an award is granted, will forfeit: (i) 100% of the shares resulting from the 20% discount if the termination occurs prior to the expiration of one year after the award was granted, (ii) 66 2/3% of such shares if the termination occurs after the expiration of one year but prior to the expiration of two years after the award was granted and (iii) 33 1/3% of such shares if the termination occurs after the expiration of two years but prior to the expiration of three years after the award was granted.

4. GRANT OF AWARDS TO CERTAIN TERMINATING EMPLOYEES

     Currently, the Key Employee Plan provides that, unless the Committee otherwise determines, in its sole discretion, no award will be granted for a year to any employee who voluntarily terminates employment or who notifies the Company that the employee intends to terminate employment, prior to December 31 of the year. The Amendments provide that such individuals will receive an award for such year (subject to the foregoing vesting provisions) unless otherwise determined by the Committee, in its sole discretion.

STOCKHOLDER APPROVAL REQUIRED

     The Amendments were adopted subject to the approval of the Company's Stockholders by the affirmative vote of a majority of the voting power of the Company's outstanding voting securities represented at the meeting in person or by proxy. If the Amendments are not so approved, they will be of no force or effect. The Key Employee Plan, as in effect prior to the Amendments, would continue in force.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
AMENDMENTS.

                                3. OTHER MATTERS

     The By-Laws of the Company provide that stockholders are required to give written notice, not less than 30 days nor more than 60 days in advance of an Annual Meeting of Stockholders, in order to bring business before the meeting or nominate a person for election to the Board of Directors.

     Arthur Andersen LLP served as the Company's independent public accountants for 1995. Representatives from that Firm will be at the meeting of stockholders, will be given the opportunity to make a statement if they so desire, and will be available to take appropriate questions. The Company has not selected auditors for the current year since its practice is for the Board of Directors to make such selection after mid-year.

     At the date of this Proxy Statement, the management has no knowledge of any business other than that described herein which will be presented for consideration at the meeting. In the event any other business is properly presented at the meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

     Stockholders desiring to have any proposal considered for inclusion in proxy material for the 1997 Annual Meeting of Stockholders should submit such proposal to the Company not later than December 2, 1996.

                                             By Order of the Board of Directors,

                                                     ARNOLD S. OLSHIN
                                                        Secretary

     April 1, 1996

                                                                       EXHIBIT A

                                  SALOMON INC
                            EQUITY PARTNERSHIP PLAN
                               FOR KEY EMPLOYEES

1.  PURPOSE OF THE PLAN

     This Equity Partnership Plan for Key Employees is designed to provide participants, as compensation in respect of past services rendered, with a continuing long-term investment in common stock of Salomon Inc, the realization of which will be deferred to a future date. By placing participants in the position of long-term shareholders of Salomon Inc, participants are expected to have the same motivations and interests as other shareholders of Salomon Inc, such as controlling costs (including compensation costs) and seeking to maximize the return on equity of Salomon Inc and its subsidiaries and affiliates, and are expected to analyze the activities in which they personally are involved in terms of the overall benefit of such activities to Salomon Inc and its affiliates and subsidiaries, as well as the effect that such activities will have on the participants' individual departments or direct compensation. This plan is intended to be an unfunded "bonus program" (within the meaning of 29 CFR
Part 2510.3-2(c)) designed primarily to provide deferred bonuses to a select group of highly compensated or management employees.

2.  DEFINITIONS

     As used in the Plan, the following definitions apply to the terms indicated below:

          (a) "Accounts" shall mean a Participant's Cash Account, Rollover Account and Stock Account.

          (b) "Affiliate" shall mean any corporation (other than a Company) which is a member of a "controlled group of corporations" (as that term is defined in Section 414(b) of the Code) of which a Company is a member and any trade or business (whether or not incorporated) under "common control" (as that term is defined in Section 414(c) of the Code) with a Company.

          (c) "Average Cost Per Share" shall mean a cost per share of Salomon Stock calculated as follows:

             (i) After each purchase (or deemed purchase) of shares made in connection with or in anticipation of an award under an Equity Partnership Plan, the Average Cost Per Share shall be recalculated and shall equal (A) the Total Cost of Net Shares immediately after such purchase, divided by (B) the total number of Net Shares immediately after such purchase.

             (ii) After each allocation of shares from the Suspense Account in respect of Salomon Inc's 17.65% contribution obligation with respect to dividends (or deemed dividends) as provided in Section 8 or under another Equity Partnership Plan, the Average Cost Per Share shall be recalculated and shall equal (A) the Total Cost of Net Shares immediately after such allocation, divided by (B) the total number of Net Shares held immediately after such allocation.

             (iii) Contributions of Salomon Stock to the trusts under the Equity Partnership Plans by Salomon Inc shall be treated as purchases in anticipation of awards under the Equity Partnership Plans at the Daily Value as of the date of the contribution.

             (iv) Forfeitures under the Equity Partnership Plans (other than forfeitures with respect to Rollovers from the Partnership Pool Plan that are described in Section 7(c)(ii)) shall be treated as purchases for the Equity Partnership Plans at the Daily Value as of the date of forfeiture of the number of shares forfeited.

             (v) If, on any date that shares of Salomon Stock are purchased for the Equity Partnership Plans, any Awards, Rollovers or dividends paid on Salomon Stock allocated to Participants' Accounts are awaiting investment, such purchases shall be deemed to be purchases to satisfy such Awards, Rollovers and dividends, pro rata based on the dollar amounts of such Awards, Rollovers and dividends. Any shares that are purchased in excess of the shares necessary to satisfy such uninvested Awards, Rollovers and dividends shall be held in the Suspense Account and shall be deemed to be purchased in anticipation of awards under the Equity Partnership Plans.

             (vi) Effective as of June 6, 1990, in the event that there are any shares of Salomon Stock remaining in the Suspense Account on January 1 of any calendar year that were purchased or deemed to have been purchased in a prior calendar year, the Average Cost Per Share of such shares shall be deemed to be the Daily Value on the last trading day immediately preceding such January 1.

             (vii) Shares of Salomon Stock withheld in accordance with Section 17(c) hereof that Salomon Inc directs the Trustee to continue to hold in the Suspense Account pursuant to Section 17(c) shall be treated as purchases in anticipation of awards under the Equity Partnership Plans at the Daily Value on the distribution date with respect to which such shares were withheld.

          (d) "Award" shall mean, with respect to each Participant, an award granted to such Participant with respect to a calendar year by the Committee pursuant to Section 7. An Award shall be deemed to have been made with respect to the calendar year within which ends the compensation year by reference to which the year-end bonus related to the Award is calculated and in which a Company would, in the absence of the Plan, have accrued a compensation expense for accounting purposes for the cash value of the Award.

          (e) "Beneficiary" shall mean the person or entity determined to be a Participant's beneficiary pursuant to Section 19 hereof.

          (f) "Board of Directors" shall mean the Board of Directors of Salomon Inc.

          (g) "Cash Account" shall mean (i) a book account maintained by Salomon Inc reflecting, (A) with respect to tendered shares of Salomon Stock credited to a Participant's Accounts and (B) with respect to amounts described in Section 11(d) of the Plan, the cash amount to be distributed to a Participant upon a Realization Event, (ii) an account in the Trust reflecting (A) the consideration received as a result of tendering shares of Salomon Stock credited to a Participant's Accounts, adjusted to reflect gains and losses resulting from the Trustee's investment of such amount and
     (B) the amount described in Section 11(d) of the Plan.

          (h) "Cause" shall mean, when used in connection with the termination of a Participant's employment, the termination of the Participant's employment by a Company or an Affiliate on account of (i) the willful violation by the Participant of (A) any federal or state law, (B) any rule of any Company or Affiliate or (C) any rule or regulation of any regulatory body to which any Company or Affiliate is subject, including, without limitation, the New York Stock Exchange or any other exchange or contract market of which any Company or Affiliate is a member and the National Association of Securities Dealers, Inc., which violation would materially reflect on the Participant's character, competence or integrity, (ii) a breach by a Participant of the Participant's duty of loyalty to the Companies and Affiliates in contemplation of the Participant's termination of the Participant's employment, such as the Participant's pre-termination of employment solicitation of customers or employees of any Company or Affiliate or (iii) the Participant's unauthorized removal from the premises of any Company or Affiliate of any document (in any medium or form) relating to any Company or Affiliate or the customers of any Company or Affiliate. Any rights a Company or an Affiliate may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company or Affiliate may have under any other agreement with the employee or at law or in equity. If, subsequent to a Participant's voluntary termination of employment or involuntary termination of employment without Cause, it is discovered that the Participant's employment could have been terminated for Cause, such Participant's employment shall, at the election of the Committee in its sole discretion, be deemed to have been terminated for Cause.

          (i) "Change in Control" shall mean:

             (i) The acquisition by any person (including a group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Salomon Inc or any of its subsidiaries or Berkshire

        Hathaway Inc. or any of its subsidiaries or affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), without the prior written approval of the Board of Directors, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of Salomon Stock or the combined voting power of Salomon Inc's then outstanding voting securities in a transaction or series of transactions not approved by a vote of at least a majority of the Continuing Directors (as hereinafter defined); or

             (ii) A change in the composition of the Board of Directors of Salomon Inc such that individuals who, as of January 1, 1988, constitute the Board of Directors of Salomon Inc (generally the "Directors" and as of January 1, 1988 the "Continuing Directors") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to January 1, 1988 whose nomination for election was approved by a vote of at least a majority of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of Salomon Inc, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director.

          (j) "Code" shall mean the Internal Revenue Code of 1986.

          (k) "Committee" shall mean such committee as the Board of Directors shall appoint from time to time to administer the Plan. The Committee shall consist of three or more persons, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act.

          (l) "Companies" shall mean Salomon Inc and its subsidiaries and affiliates that have adopted the Plan pursuant to Section 3(a) hereof, while such companies remain subsidiaries or affiliates of Salomon Inc.

          (m) "Company" shall mean Salomon Inc or any of its subsidiaries or affiliates that have adopted the Plan pursuant to Section 3(a) hereof, while any such company remains a subsidiary or affiliate of Salomon Inc.

          (n) "Compensation" shall mean, with respect to a calendar year, the sum of the dollar amounts of an employee's (i) base salary, (ii) night differential, (iii) overtime, (iv) year-end bonus and (v) Award, resulting from services rendered to the Companies, before giving effect to (A) any "compensation reduction election" under the Retirement Plan (as that term is defined in the Retirement Plan) or to any similar compensation reduction election made in connection with a plan within the meaning of Code Section 401(k), (B) any compensation reduction election made in connection with a "cafeteria plan" within the meaning of Code Section 125 and (C) any compensation reduction election made in connection with an "employee stock purchase plan" within the meaning of Code Section 423. Compensation shall not include the amount of any 17.65% contribution made pursuant to Section 8 hereof or the amount of any up front or "sign-on" bonus paid to any individual.

          (o) "Daily Value" shall mean, with respect to a share of Salomon Stock, the average of the high and low reported sales price regular way per share of Salomon Stock on the New York Stock Exchange Composite Tape, or if Salomon Stock is not traded on such stock exchange, the principal national securities exchange on which Salomon Stock is traded, or if not so traded, the mean between the highest bid and lowest asked quotation on the over-the-counter market as reported by the National Quotations Bureau, or any similar organization, on any relevant date, or if not so reported, as determined by the Committee in a manner consistently applied.

          (p) "Disability" shall mean any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by any Company and applicable to the Participant.

          (q) "Equity Partnership Plans" shall mean the Plan, the Salomon Inc Equity Partnership Plan for Professional and Other Highly Compensated Employees and any other equity plan maintained by any Company and designated by the Committee as an Equity Partnership Plan.

          (r) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          (s) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (t) "Investment Period" shall mean, with respect to an Award or a Rollover from a Prior Incentive Plan, the later of (i)(A) with respect to Awards or such Rollovers made prior to January 1, 1996, the expiration of the 5-year period beginning on the date as of which such Award is granted or such Rollover is made and (B) with respect to Awards made on or after January 1, 1996, the expiration of the 3-year period beginning on the date as of which such Award is granted or (ii) the expiration of any period determined pursuant to any Long-Term Investment Election made by a Participant. In addition to the foregoing, the Investment Period with respect to an Award or a Rollover from a Prior Incentive Plan shall end upon the Participant's Permissive Retirement that occurs prior to the date on which the Investment Period otherwise would end if the Participant so elects in writing within 45 days after the date such Award is granted or such Rollover is made or simultaneously with the filing of a Long-Term Investment Election with respect to such Award or Rollover. The Investment Period of a Rollover from another Equity Partnership Plan shall be determined as if such Rollover were an Award under the Plan as of the date on which the related award was granted under such other Equity Partnership Plan.

          (u) "Long-Term Investment Election" shall mean a Participant's irrevocable written election pursuant to Section 10 hereof.

          (v) "Minimum Eligible Compensation" shall mean: (i) $300,000 with respect to 1990; (ii) effective as of January 1, 1991, with respect to each calendar year after 1990 and before 1995, 1.5 multiplied by the compensation limitation in effect under Section 401(a)(17) of the Code for the immediately preceding calendar year; and (iii) with respect to each calendar year beginning in 1995 and thereafter, 2.4 multiplied by the compensation limitation in effect under Section 401(a)(17) for the immediately preceding calendar year.

          (w) "Net Shares" shall mean the number of shares purchased or deemed to have been purchased with respect to or in anticipation of Awards and awards under the other Equity Partnership Plans, excluding purchases or deemed purchases with respect to dividends paid on Salomon Stock credited to Participants' Accounts, less the number of shares credited to Participants' Accounts (and not theretofore forfeited) from the Suspense Account.

          (x) "Participant" shall mean a key employee, including an officer or director, of any Company who is determined by the Committee to be eligible to participate in the Plan and who is designated a Participant pursuant to
     Section 6 hereof.

          (y) "Partnership Pool Plan" shall mean the 1988 Managing Directors' Partnership Pool.

          (z) "Permissive Retirement" shall mean a Participant's termination of employment with the Companies and Affiliates, other than by reason of death or Disability and other than for Cause, on or after the earliest to occur of: (i) the December 31st following the date the Participant attains age 55 and completes 10 years of service determined pursuant to the Retirement Plan; (ii) the Participant's 65th birthday; (iii) the December 31st following the date the Participant completes 25 years of service determined pursuant to the Retirement Plan; or (iv) the later of the date the Participant has completed at least 10 years of service determined pursuant to the Retirement Plan and the December 31st following the date the Participant attains an age which, when added to the Participant's number of years of service determined pursuant to the Retirement Plan, equals 75. The Committee may consider an extended leave of absence to be a termination of employment even though the Participant may render limited services to the Companies or Affiliates during such leave.

          (aa) "Plan" shall mean the Salomon Inc Equity Partnership Plan for Key Employees.

          (ab) "Prior Incentive Plan" shall mean the Partnership Pool Plan or the Special Bonus Plan.

          (ac) "Realization Event" shall mean, with respect to an Award or a Rollover, the first to occur of (i) the expiration of the Investment Period with respect to such Award or Rollover, (ii) the occurrence of a Change in Control, (iii) the termination of the Plan pursuant to Section 18 hereof,
     (iv) the Participant's termination of employment with a Company or Affiliate as a result of the Participant's Disability or (v) the Participant's death.

          (ad) "Retirement Plan" shall mean the Salomon Brothers Inc Retirement Plan, as amended from time to time.

          (ae) "Revocation Event" shall mean a determination by the Board of Directors in its sole discretion that any of the following has occurred or is likely to occur:

             (i) A determination by the Department of Labor or a court of competent jurisdiction that the assets of the Trust are subject to Part 4 of Subtitle B of Title I of ERISA.

             (ii) A determination by the Department of Labor or a court of competent jurisdiction that the Plan is a "pension plan" (within the meaning of Section 3(2) of ERISA) subject to Parts 2, 3 and 4 of Subtitle B of Title I of ERISA.

             (iii) A determination by the Internal Revenue Service or a court of competent jurisdiction that any amount deposited in the Trust is taxable to any Participant or Beneficiary prior to the distribution to the Participant or Beneficiary of such amount.

             (iv) A determination by Salomon Inc's independent public accountants that the accounting expense to the Companies of maintaining the Accounts under the Plan (other than a Participant's Accounts with respect to an Award credited with 100 shares of Salomon Stock or less that may be distributed in the form of cash) is based on a value of the shares of Salomon Stock other than such value (A) on the date shares of Salomon Stock are acquired by the Trust or (B) on the date the shares of Salomon Stock are credited to a Participant's Accounts.

          (af) "Rollover" shall mean an amount transferred to the Plan from another Equity Partnership Plan or from a Prior Incentive Plan pursuant to
     Section 7(b).

          (ag) "Rollover Account" shall mean a book account maintained by Salomon Inc and an account maintained in the Trust reflecting, with respect to a Rollover, the number of shares of Salomon Stock to be distributed to a Participant upon a Realization Event.

          (ah) "Rollover Election" shall mean a written election by a Participant to transfer to the Plan amounts credited to the Participant's accounts from another Equity Partnership Plan or a Prior Incentive Plan pursuant to Section 7(b).

          (ai) "Salomon Stock" shall mean the common stock of Salomon Inc or any successor thereto.

          (aj) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

          (ak) "Special Bonus Plan" shall mean the Salomon Brothers Inc Special Bonus Plan, adopted effective as of January 1, 1986.

          (al) "Stock Account" shall mean a book account maintained by Salomon Inc and an account maintained in the Trust reflecting, with respect to each Award, the number of shares of Salomon Stock to be distributed to each Participant upon a Realization Event.

          (am) "Suspense Account" shall mean an account in the Trust in which unallocated shares of Salomon Stock are held.

          (an) "Total Cost of Net Shares" immediately after a purchase (or deemed purchase) made in connection with or in anticipation of an award under the Equity Partnership Plans or an allocation shall mean the Average Cost Per Share immediately, preceding the purchase or allocation, as the case may be, multiplied by the number of Net Shares immediately preceding the purchase or allocation, as the case may be (i) in the case of a purchase, plus (A) the number of such shares purchased multiplied by (B) the amount paid per share, excluding brokerage commissions, for such shares or (ii) in the case of an allocation, minus
     (A) the number of shares allocated multiplied by (B) the Daily Value on the date of the allocation.

          (ao) "Trust" shall mean any trust established in connection with the Plan.

          (ap) "Trustee" shall mean the trustee of the Trust.

          (aq) "Voluntary Award Election" shall mean, with respect to a Participant described in Section 7(a)(iii), an election made pursuant to
     Section 7(a)(iii) to reduce the Participant's Compensation by a percentage of such Compensation (determined without reference to the Voluntary Award Election) and have the amount by which the Participant's Compensation is so reduced converted to an Award.

3. ELECTION BY A COMPANY TO PARTICIPATE IN THE PLAN

     (a) By appropriate corporate action, subject to the approval of the Board of Directors, any subsidiary or affiliate of Salomon Inc may adopt the Plan. Such subsidiary or affiliate may recommend to the Committee which of its employees should be eligible to participate in the Plan.

     (b) By appropriate corporate action, a Company may terminate its participation in the Plan.

     (c) No affiliate or subsidiary of Salomon Inc that participates in the Plan shall have any power with respect to the Plan except as specifically provided in the Plan.

     (d) As a condition of participation in the Plan, Salomon Inc shall require any subsidiary or affiliate to enter into an agreement or agreements to obligate such subsidiary or affiliate to pay to Salomon Inc or to the Trust, in cash, the appropriate value, as determined by the Board of Directors, of any Salomon Stock that Salomon Inc contributes to the Trust in respect of the Participants employed by such subsidiary or affiliate. In addition, Salomon Inc may require any subsidiary or affiliate to enter into such other agreement or agreements as it shall deem necessary to obligate such subsidiary or affiliate to reimburse Salomon Inc or the Trust for any other amounts paid hereunder, directly or indirectly, in respect of such subsidiary's or affiliate's employees.

4. STOCK SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 14 hereof, shares of Salomon Stock may be allocated to Participants' accounts under the Equity Partnership Plans in an amount that, in the aggregate since the inception of the Equity Partnership Plans in 1990, does not exceed 40,000,000 shares. In the event that any shares of Salomon Stock allocated to a Participant's accounts under the Equity Partnership Plans are forfeited for any reason, the number of shares of Salomon Stock forfeited shall again be available for allocation under the Equity Partnership Plans.

5. ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee. The Committee shall have full authority, consistent with the Plan, to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan and such forms of elections as it may deem necessary or appropriate. Decisions of the Committee shall be final and binding on all parties. Committee decisions shall be made by a majority of its members present at a meeting (which meeting may be held by telephone) at which a quorum is present. Any decision reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly held. All expenses of the Plan shall be borne by Salomon Inc.

     No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Companies shall indemnify and hold harmless each member of the Committee and each other director or employee of the Companies to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost, expense (including counsel fees, which fees shall be paid as incurred) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any action, omission or determination relating to the Plan, if such action, omission or determination was taken or made by such member, director or employee in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Companies, and with respect to any criminal action or proceeding, such member had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo comtendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Companies, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

6. ELIGIBILITY

     (a) Effective as of January 1, 1991, the persons who shall be eligible to participate in the Plan with respect to a calendar year shall be such employees or classes of employees of the Companies (i) (A) whose principal work location during such calendar year is within the United States of America or (B) who are citizens of the United States of America, whose principal work location during such calendar year is outside of the United States of America and who do not participate in a plan maintained by their employer during such calendar year that the Committee determines to be comparable to the Plan, (ii) (A) with respect to an individual who did not participate in the Plan in the immediately preceding year, whose Compensation with respect to such calendar year is at least equal to the Minimum Eligible Compensation or (B) with respect to an individual who did participate in the Plan in the immediately preceding year, whose Compensation with respect to such calendar year is at least equal to the compensation limitation under Section 401(a)(17) of the Code and who would have been eligible for an Award under the Salomon Inc Equity Partnership Plan for Professionals and Other Highly Compensated Employees for such calendar year and
(iii) who are designated as eligible to participate in the Plan by the Committee.

     (b) Notwithstanding Paragraph (a) of this Section, the Committee may from time to time add or exclude from participation one or more individuals or classes of individuals. Each eligible individual shall become a Participant effective on the date as of which the individual (or class of individuals including such individual) is designated as a Participant.

7. AWARDS AND ROLLOVERS UNDER THE PLAN

     (a) Awards

          (i) Subject to Paragraphs (ii) and (iv) of this Section, the Committee shall grant Awards to Participants pursuant to the schedule attached hereto as Appendix A. The Committee may from time to time and in its sole discretion amend the schedule contained in Appendix A. Any such schedule shall provide for Awards based on a percentage of a Participant's Compensation (or, in the Committee's discretion, with respect to any Participant whose year-end bonus constitutes "performance-based compensation" under Section 162(m)(4)(C) of the Code, such Participant's year-end bonus) with respect to a calendar year, and will reduce the Participant's cash bonus that would otherwise be payable with respect to such calendar year.

          (ii) Notwithstanding the schedule attached hereto as Appendix A or any amendment thereto, subject to Section 7(a)(iii), no Award to a Participant with respect to a calendar year will exceed the lesser of (A)(1) for the 1991 calendar year, 50% of the Participant's Compensation for such calendar year and (2) for each calendar year after 1991, 50% of the Participant's Compensation or such greater percentage of Compensation as shall be determined by the Committee in its sole discretion, (B) the dollar amount of the bonus (excluding the amount of any up-front or sign-on bonus) payable to such Participant with respect to such calendar year, before reduction for any Award with respect to such calendar year, but reduced by the portion of the bonus (other than an up-front or sign-on bonus) contributed by the Companies pursuant to the Participant's salary reduction election to (1) the

     Retirement Plan or any similar plan, (2) a "cafeteria plan" within the meaning of Code Section 125 or (3) an "employee stock purchase plan" within the meaning of Code Section 423 or (C) any additional limit determined by the Committee and included as part of an Award Schedule.

          (iii) Effective as of January 1, 1994, any Participant whom the Committee determines may be a "covered employee" within the meaning of
     Section 162(m) of the Code in a calendar year (other than a Participant whose year-end bonus constitutes "performance-based compensation" and whose Award under Section 7(a)(i) is determined solely on the basis of the Participant's year-end bonus) shall be permitted to receive an additional Award for a calendar year based on the Participant's Voluntary Award Election for such calendar year. Each Voluntary Award Election (A) shall state the percentage of the Participant's Compensation (determined without reference to the Voluntary Award Election) by which the Participant's Compensation shall be reduced and converted to an Award hereunder, (B) shall be made in such form as may be required by the Committee and (C) shall be delivered to the Committee no later than December 31 of the calendar year immediately preceding the calendar year for which the Voluntary Award Election is made (or, with respect to Voluntary Award Elections for the 1994 calendar year, no later than the date 30 days after the Plan, as amended and restated as of January 1, 1994, is approved by Salomon Inc's shareholders). Notwithstanding any Voluntary Award Election, the amount by which the Participant's Compensation shall be reduced and which shall be converted to an Award hereunder shall not exceed the lesser of (1) the excess, if any, of (I) the Participant's Compensation after reduction for any Award granted pursuant to Section 7(a)(i) over (II) $1 million, and (2) the dollar amount of the bonus (excluding the amount of any up-front or sign-on bonus) payable to such Participant with respect to such calendar year, after reduction for any Award granted pursuant to
     Section 7(a)(i) with respect to such calendar year and further reduced by the portion of the bonus (other than an up-front or sign-on bonus) contributed by the Companies pursuant to the Participant's salary reduction election to (A) the Retirement Plan or any similar plan, (B) a "cafeteria plan" within the meaning of Code Section 125 or (C) an "employee stock purchase plan" within the meaning of Code Section 423.

          (iv) Notwithstanding the foregoing, effective as of January 1, 1991 with respect to calendar years beginning prior to January 1, 1996, unless the Committee determines otherwise in its sole discretion, the following individuals shall not be entitled to receive an Award for a calendar year (whether or not Awards already have been allocated to Participants for such calendar year):

             (A) an individual who, prior to December 31 of such calendar year, has notified the applicable Company or Affiliate that the individual intends to terminate employment with the Companies and Affiliates effective in such calendar year or the next succeeding calendar year;

             (B) an individual who, prior to December 31 of such calendar year, has been notified by the applicable Company or Affiliate that the individual's employment with the Companies and Affiliates will be terminated effective in such calendar year or the next succeeding calendar year; or

             (C) an individual whose employment with the Companies and Affiliates terminates prior to the end of such calendar year.

          (v) Notwithstanding the foregoing, effective as of January 1, 1996, unless the Committee otherwise determines in its sole discretion, an individual, who, prior to December 31 of such calendar year, has been notified by the applicable Company or Affiliate that the individual's employment with the Companies and Affiliates will be terminated effective in such calendar year or the next succeeding calendar year shall not be entitled to receive an Award for a calendar year (whether or not Awards already have been allocated to Participants for such calendar year). An individual who, prior to December 31 of such calendar year, has notified the applicable Company or Affiliate that the individual intends to terminate employment with the Companies and Affiliates effective in such calendar year or the next succeeding calendar year shall receive an Award a calendar year unless otherwise determined by the Committee in its sole discretion (which determination may be made after Awards already have been allocated to Participants for such calendar year).

     (b) Rollovers

          (i) A Participant shall be permitted to make a Rollover with respect to a percentage, up to 100%, of the amount credited to such Participant's accounts under the Partnership Pool Plan as of December 31, 1990 by delivering to the Committee, on or before December 31, 1990, a Rollover Election indicating the percentage of each such amount to be rolled over.

          (ii) A Participant shall be permitted to make a Rollover with respect to a percentage, up to 100%, of the amount credited to such Participant's accounts under the Special Bonus Plan as of December 31, 1990 by delivering to the Committee, on or before December 31, 1990, a Rollover Election indicating the percentage of each such amount to be rolled over.

          (iii) To the extent a Participant elects to roll over a portion of the Participant's accounts under the Partnership Pool Plan or the Special Bonus Plan, the Participant's rights under the Plan with respect to any such amount shall be in lieu of all rights the Participant would have had under either such Prior Incentive Plan.

          (iv) Upon becoming eligible to participate in the Plan, all amounts credited to the Participant's accounts under the Equity Partnership Plans (other than the Plan) shall be transferred to the Plan as a Rollover.

          (v) No Rollover shall be given effect with respect to a Participant whose employment with the Companies terminates prior to the effective date of such Rollover.

     (c) Vesting of Awards and Rollovers

          (i) Subject to Sections 7(a)(iv) and 11, with respect to Awards granted and Rollover Elections made prior to January 1, 1996, each Award and Rollover shall be 100% vested in each Participant, except as follows:

             (A) a Participant shall forfeit any Award or Rollover if the Participant's employment with a Company or an Affiliate is (or is deemed to have been) terminated by such Company or Affiliate for Cause prior to the Realization Event for that Award or Rollover;

             (B) a Participant shall forfeit any shares of Salomon Stock attributable to a Rollover from the Partnership Pool Plan if, prior to the earlier of January 1, 1992 and the Realization Event for that Rollover, the Participant's employment with the Companies and Affiliates terminates (whether or not for Cause); and

             (C) a Participant shall forfeit 20% of the shares of Salomon Stock attributable to a Rollover from the Special Bonus Plan if, prior to the earliest of (1) January 1, 1992, (2) the date the Participant would be entitled to Permissive Retirement as a result of the criteria described in Sections 2(z)(i), (ii) or (iii), (3) the date the Participant has completed 10 years of service under the Retirement Plan in the capacity of Managing Director and/or as a General Partner of Salomon Brothers Inc, regardless of the Participant's age at the time of termination and
        (4) the Realization Event for that Rollover, the Participant's employment with the Companies and Affiliates terminates (whether or not for Cause), provided, however, that a Participant who otherwise would achieve full vesting as a result of Clauses (2) or (3) of this Paragraph nevertheless shall forfeit 20% of the shares of Salomon Stock attributable to a Rollover from the Special Bonus Plan if the Participant joins a "competitor organization" prior to the Realization Event for that Rollover.

          (ii) Subject to Sections 7(a)(iv) and 11, with respect to Awards granted on or after January 1, 1996, each Award and Rollover shall be subject to forfeiture only as follows:

             (A) A Participant shall forfeit the entire amount attributable to any Award or Rollover if the Participant's employment is (or is deemed to have been) terminated by such Company or Affiliate for Cause prior to the Realization Event for that Award or Rollover;

             (B) Subject to Paragraph (ii)(A), a Participant shall forfeit a portion of the amount attributable to any Award or Rollover (other than an Award resulting from a Voluntary Award Election) as follows in the event the Participant voluntarily terminates employment with the Company or Affiliate and joins a "competitor organization" prior to the Realization Event for the Award or Rollover (without taking into account any Long-Term Investment Election):

                (I) if the termination occurs prior to the expiration of one year after the Award or Rollover was granted or made, the Participant shall forfeit 100% of the amount attributable to the Award or Rollover;

                (II) if the termination occurs on or after the expiration of one year, but prior to the expiration of two years after the Award or Rollover was granted or made, the Participant shall forfeit 73 1/3% of the amount attributable to the Award or Rollover;

                (III) if the termination occurs on or after the expiration of the two years, but prior to the expiration of three years after the Award or Rollover was granted or made, the Participant shall forfeit 46 2/3% of the amount attributable to the Award or Rollover;

             (C) Subject to Paragraphs (ii)(A), (ii)(B) and (ii)(D) of this Section, a Participant shall forfeit 20% of the amount attributable to an Award or Rollover (other than an Award resulting from a Voluntary Award Election) if, prior to the Realization Event for the Award or Rollover (without taking into account any Long-Term Investment Election), the Participant's employment with the Companies and Affiliates terminates for any reason;

             (D) Subject to Paragraph (ii)(A) of this Section, a Participant whose employment with a Company or an Affiliate is involuntarily terminated as a result of a downsizing or general reduction in work force at the Company or Affiliate prior to the Realization Event for an Award or Rollover (without taking into account any Long-Term Investment Election) shall forfeit a portion of the amount attributable to the Award or Rollover (other than an Award resulting from of a Voluntary Award Election) as follows:

                (I) if the termination occurs prior to the expiration of one year after the Award or Rollover was made, the Participant shall forfeit 20% of the amount attributable to the Award or Rollover;

                (II) if the termination occurs on or after one year, but prior to the expiration of two years after the Award or Rollover was made, the Participant shall forfeit 13 1/3% of the amount attributable to the Award or Rollover;

                (III) if the termination occurs on or after two years, but prior to the expiration or three years after the Award or Rollover was made, the Participant shall forfeit 6 2/3% of the amount attributable to the Award or Rollover.

Except as provided in this Section 7(c)(ii), a Participant shall not forfeit any portion of the balance credited to the Participant's Accounts attributable to Awards or Rollovers made on or after January 1, 1996.

          (iii) For purposes of this Section, whether a participant's termination of employment shall be considered voluntary or involuntary and whether or not a termination is deemed to be as a result of a downsizing or general reduction in workforce shall be determined by Salomon Inc in its sole discretion. For purposes of this Section 7(c), the term "competitor organization" shall mean an organization that is determined by the Committee to be a competitor of Salomon Inc and/or its affiliates.

     (d) Simultaneous Occurrence of Realization Event and Termination of Employment

     In the event of the simultaneous occurrence of a Realization Event described in Section 2(ac)(iv) or 2(ac)(v) with respect to a Rollover from the Partnership Pool Plan or the Special Bonus Plan and the termination of the Participant's employment with the Companies and Affiliates, for purposes of determining whether a Participant will forfeit any amount of such Rollover pursuant to Section 7(c)(i), such Realization Event shall be deemed to have occurred prior to such termination of the Participant's employment.

8. FUNDING OF THE PLAN

     The Plan shall be unfunded. Benefits under the Plan shall be paid from the general assets of Salomon Inc. Salomon Inc shall establish the Trust, which shall be intended to be a "grantor trust" within the meaning of Section 671 of the Code, pursuant to a trust agreement, to assist Salomon Inc in meeting its obligations hereunder. Such trust agreement shall provide that the Trust shall be invested primarily in Salomon Stock.

     The trust agreement creating the Trust shall contain procedures to the following effect:

          (a) In the event of the insolvency of any Company, the assets of the Trust shall be available to pay the claims of any creditor of such Company to whom a distribution may be made in accordance with state and federal bankruptcy laws. A Company shall be deemed to be "insolvent" if such Company is subject to a pending proceeding as a debtor under the Federal Bankruptcy Code (or any successor federal statute) or any state bankruptcy code. In the event a Company becomes insolvent, the Board of Directors and the Chief Executive Officer of Salomon Inc shall notify the Trustee of the event as soon as practicable. Upon receipt of such notice, or if the Trustee receives other written allegations of such Company's insolvency from a third party considered by the Trustee to be reliable and responsible, the Trustee shall cease making payments of benefits from the assets of the Trust, shall hold the assets in the Trust for the benefit of such Company's creditors and shall take such steps as are necessary to determine within a reasonable period of time whether such Company is insolvent. In making such determination, the Trustee may rely upon a certificate of the Board of Directors and the Chief Executive Officer of Salomon Inc or a determination by a court of competent jurisdiction that such Company is or is not insolvent. In the case of the Trustee's determination of such Company's insolvency, the Trustee will deliver assets of the Trust to satisfy claims of such Company's creditors pursuant to a final order of a court of competent jurisdiction.

          (b) The assets of the Trust shall be available to pay any claim or claims of any judgment creditor or judgment creditors of any Company to the extent such claim or claims are then payable and the Company otherwise shall fail to pay such claim or claims. The Board of Directors and the Chief Executive Officer of Salomon Inc shall notify the Trustee as soon as practicable in the event of any such failure of any Company to pay a judgment creditor. Upon receipt of such notice, or if the Trustee receives other written allegations of any Company's such failure to pay a judgment creditor or judgment creditors from a third party considered by the Trustee to be reliable and responsible, the Trustee shall, to the extent of such failure, hold the assets of the trusts under the Equity Partnership Plans for the benefit of such judgment creditor or judgment creditors and shall take such steps as are necessary to determine within a reasonable period of time whether such creditors are entitled to payment. In making such determination, the Trustee may rely upon a certificate of the Board of Directors and the Chief Executive Officer of Salomon Inc or a determination by a court of competent jurisdiction that such creditors are or are not entitled to payment. In the case of the Trustee's determination of any such Company's failure to pay a judgment creditor or judgment creditors, the Trustee will deliver assets of the trusts under the Equity Partnership Plans to satisfy claims of such Company's judgment creditors as directed pursuant to a final order of a court of competent jurisdiction. In the event that the Trustee is required to hold any assets of the trusts under the Equity Partnership Plans for the benefit of any judgment creditor, Participants' Accounts shall be ratably reduced by such amount.

          (c) In the event the Trustee ceases making payments of benefits as a result of a Company's insolvency, the Trustee shall resume making payments of benefits only after the Trustee has determined that no Company is then insolvent or upon receipt of an order of a court of competent jurisdiction requiring the payment of benefits. In the event the Trustee holds any assets in the trusts under the Equity Partnership Plans for the benefit of a judgment creditor of a Company, the Trustee shall, if the Trustee determines that no Company then owes any such amount to a judgment creditor, allocate the then remaining amounts that had been held for the benefit of any such judgment creditor to the Participants' Accounts that were reduced, pro rata in proportion to the excess of the reduction in each such Participant's Accounts over the amounts paid by Salomon Inc to each such Participant as a result of such reduction. No Participant shall receive a restoration that exceeds the amount of the reduction together with the earnings that would have accrued had no reduction been effected, less amounts paid to the Participant by Salomon Inc as a result of the reduction. Notwithstanding the provisions of this Section 8(c), the Trustee shall restore Participants' Accounts in accordance with an order of a court of competent jurisdiction. In the event the amount available for restoration exceeds the amount required to be restored to Participants' Accounts, such excess shall be allocated to the Suspense Account and shall be treated as a purchase for the Plans at the Daily Value as of the date of such allocation. In making any determination under this Section, the Trustee may rely upon a certificate of the Board of Directors and the Chief Executive Officer of Salomon Inc.

          (d) The Trustee shall reinvest all dividends paid on Salomon Stock held in the Trust in Salomon Stock as follows:

             (i)(A) Subject to Paragraph (d)(i)(B) of this Section, solely with respect to Awards and Rollovers made prior to January 1, 1996, as soon as practicable after the payment date for dividends paid (or deemed paid) on Salomon Stock credited (or deemed to be credited) to Participants' Accounts, other than Salomon Stock credited to Participants' Rollover Accounts with respect to a Rollover from a Prior Incentive Plan, Salomon Inc shall contribute to the Trust, as compensation to Participants, an amount equal to 17.65% of such dividends (or deemed dividends) (less required withholding taxes, if any). As soon as practicable after receipt of such dividends (or deemed dividends) and any such 17.65% contribution, the Trustee shall use such dividends (or deemed dividends) and contribution to purchase Salomon Stock. With respect to Awards and Rollovers made on or after January 1, 1996, no such 17.65% contribution shall be required.

             (B) If and to the extent that the Committee elects by notice to the Trustee, Salomon Inc's 17.65% contribution obligation shall be satisfied out of the Suspense Account. Effective as of January 1, 1991, if the Committee makes such an election, the contribution obligation shall be satisfied (1) first from the dividends paid on shares of Salomon Stock held in the Suspense Account and (2) second from shares of Salomon Stock held in the Suspense Account, based on the Daily Value of the shares on the relevant payment date. Any such share shall be deemed to have been purchased at such Daily Value for allocation purposes.

             (C) Shares of Salomon Stock purchased or deemed purchased pursuant to this Section 8(d)(i) shall be allocated to the Participant's Accounts with respect to which they were purchased.

             (ii) Subject to Paragraph (d)(iv) of this Section, as soon as practicable after the payment date for dividends paid on Salomon Stock credited to Participants' Rollover Accounts as of the record date for such dividends with respect to a Rollover from a Prior Incentive Plan, the Trustee shall use the amount of such dividends to purchase Salomon Stock. Shares of Salomon Stock purchased pursuant to this Section 8(d)(ii) shall be allocated to the Participant's Rollover Account with respect to which they were purchased.

             (iii) Subject to Paragraph (d)(iv), as soon as practicable after receipt of dividends paid on Salomon Stock held in the Suspense Account, the Trustee shall use the amount of such dividends to purchase Salomon Stock. Shares of Salomon Stock purchased pursuant to this Section 8(d)(iii) (other than with dividends used to satisfy Salomon Inc's contribution obligation pursuant to Paragraph (d)(i)(B)) shall be held in the Suspense Account.

             (iv) (A) Notwithstanding the foregoing, effective as of October 12, 1995, the Committee may, in its sole discretion, elect by Notice to the Trustee to direct the Trustee to satisfy allocations in respect of dividends paid on shares of Salomon Stock credited to Participants' Accounts out of shares of Salomon Stock held in the Suspense Account based on the Daily Value of Salomon Stock on the dividend payment date. In such a case, the dividends paid on shares allocated to a Participant's Stock Account shall be transferred to the Suspense Account.

             (B) To the extent the Committee elects to satisfy allocations under the Equity Partnership Plans in respect of dividends paid on shares of Salomon Stock credited to Participants' Accounts out of shares of Salomon Stock held in the Suspense Account or otherwise at the election of the

        Committee, dividends paid on Salomon Stock held by the Trusts shall not be reinvested in Salomon Stock but instead shall be held in the Suspense Account and unless the Board of Directors otherwise directs the Trustee, shall be invested in accordance with the investment guidelines applicable to assets held in the Trusts and credited to a Participant's Cash Account.

          (e) Notwithstanding any other provision hereunder, Salomon Inc may, at any time, by notice to the Trustee, substitute for part or all of the assets held by the Trust other assets of equal fair market value at the time of such substitution. The fair market value of any shares of Salomon Stock being substituted shall be the Daily Value of such shares of Salomon Stock on the day as of which the substitution is to be effected. The Trustee shall distribute to Salomon Inc the assets to be substituted as soon as practicable after receipt of a notice of substitution, but in no case later than 7 days thereafter, provided, however, that in the event Salomon Inc elects to substitute Salomon Stock held in the Trust within 90 days prior to the record date of a meeting of the shareholders of Salomon Inc or on or after the commencement of a tender offer with respect to Salomon Stock, the Trustee shall continue to hold the Salomon Stock to be substituted and shall make voting decisions at such meeting and shall make tender decisions with respect to such Salomon Stock pursuant to Section 13 of the Plan. As soon as practicable after the conclusion of such meeting or the expiration of such tender offer, as the case may be, the Trustee shall distribute such shares of Salomon Stock from the Trust to Salomon Inc.

     Notwithstanding the foregoing, the Committee shall be permitted to modify or eliminate the provisions described in Sections 8(a), (b), (c), (d) and (e) if and to the extent it determines that such action is appropriate based on advice of counsel.

9.  MAINTENANCE OF ACCOUNTS

     (a) Stock Account

          (i) If, on November 30 of any calendar year, the number of shares held in the Suspense Account is at least equal to (A) with respect to Awards granted for the 1990 calendar year, 80% of the amount of shares necessary to satisfy the total amount of Awards granted for such calendar year and
     (B) with respect to Awards granted for each calendar year thereafter, 90% of the amount of shares necessary to satisfy the total amount of Awards granted for such calendar year, each Participant's Stock Account shall be credited with a number of shares of Salomon Stock equal to the dollar amount of such Participant's Award divided by the product of (A) with respect to Awards granted prior to January 1, 1996, .85 multiplied by the Average Cost Per Share of Salomon Stock on November 30 of the calendar year for which the Award was granted to such Participant, and (B) with respect to Awards granted on or after January 1, 1996, .80 multiplied by the Average Cost Per Share of Salomon Stock on November 30 of the calendar year for which the Award was granted to such Participant. In the event that on any such November 30 the number of shares held in the Suspense Account is less than 80% or 90%, as the case may be, of the number of shares necessary to satisfy the total amount of Awards granted for such calendar year, each Participant's Stock Account shall be credited with a number of shares of Salomon Stock equal to the dollar amount of such Participant's Award divided by the product of (1) with respect to Awards granted prior to January 1, 1996, .85 multiplied by the Average Cost Per Share of Salomon Stock on the date on which the shares are credited to such Participant's Stock Account and (2) with respect to Awards granted on or after January 1, 1996, .80 multiplied by the Average Cost Per Share of Salomon Stock on the date on which the shares are credited to such Participant's Stock Account.

          (ii) If, as of the date an Award is granted, the number of shares held in the Suspense Account is insufficient to satisfy such Award, the date on which Salomon Stock in respect of such Award is credited to a Participant's Stock Account shall be deferred until such date as the number of shares held in the Suspense Account equals or exceeds the number of shares with respect to such Award.

          (iii) If the date as of which Awards are granted for a calendar year is on or prior to the record date for the dividends payable on Salomon Stock but the number of shares held in the Suspense Account is insufficient to satisfy such Awards, (A) for purposes of Sections 8(d) and 9(a)(iv), the shares held in the Suspense Account shall be treated as held in each Participant's Stock Account pro rata in proportion to each Participant's Award for such calendar year and (B) Salomon Inc shall make a contribution to the Trust equal to the difference between (1) the dividends that would have been paid on shares in respect of Awards for such calendar year had the Suspense Account held sufficient shares to satisfy the Awards for such calendar year and (2) the dividends actually paid on the shares held in the Suspense Account. For purposes of Sections 8(d) and 9(a)(iv), the Salomon Inc contribution described in Clause (B) of this Section shall be treated as a dividend paid on Salomon Stock held in a Participant's Stock Account, pro rata in proportion to each Participant's Award for such calendar year.

          (iv) As of the payment date for dividends paid (or deemed paid) on Salomon Stock held (or deemed held) in a Participant's Stock Account as of the record date for such dividends, each such Participant's Stock Account shall be credited with the number of shares of Salomon Stock that are in fact purchased or deemed to have been purchased with such dividends and, solely with respect to Awards granted prior to January 1, 1996, the additional 17.65% compensation contribution made in respect of such dividends, as determined pursuant to Section 8(d).

          (v) Each Participant's Stock Account shall be reduced by the number of shares of Salomon Stock distributed to the Participant in respect of an Award, whether such shares are distributed from the Trust or directly from Salomon Inc.

     (b) Rollover Account

          (i) With respect to a Participant who has an automatic Rollover of his accounts from another Equity Partnership Plan to the Plan pursuant to
     Section 7(b)(iv), the Committee shall maintain such Participant's Rollover Account as follows:

             (A) Each such Participant's Rollover Account shall be credited with a number of shares of Salomon Stock that were credited to the Participant's accounts under the Equity Partnership Plans immediately prior to the Rollover.

             (B) All assets held in such Participant's Accounts under any trust maintained in connection with another Equity Partnership Plan immediately prior to the Rollover shall be transferred to the Participant's corresponding accounts under the Trust on the date as of which the Rollover occurs.

             (C) As of the payment date for dividends paid on Salomon Stock held in a Participant's Rollover Account as of the record date for such dividends, each such Participant's Rollover Account shall be credited with the number of shares of Salomon Stock purchased or deemed to have been purchased with such dividends and, solely with respect to Rollovers occurring prior to January 1, 1996, the additional 17.65% compensation contribution made in respect of such dividends, as determined pursuant to Section 8(d).

          (ii) With respect to a Participant who makes a Rollover Election with respect to benefits under a Prior Incentive Plan, the Committee shall maintain such Participant's Rollover Account as follows:

             (A) Each such Participant's Rollover Account shall be credited as of January 1, 1991 with the number of shares of Salomon Stock purchased with the dollar amount rolled over from a Prior Incentive Plan.

             (B) As of the payment date for dividends paid on Salomon Stock held in a Participant's Rollover Account as of the record date for such dividends, each such Participant's Rollover Account shall be credited with the number of shares of Salomon Stock purchased with such dividends.

          (iii) Each Participant's Rollover Account shall be reduced by the number of shares of Salomon Stock distributed to the Participant in respect of a Rollover, whether such shares are distributed from the Trust or directly from Salomon Inc.

     (c) Cash Account

     In the event that a Participant shall elect to tender shares of Salomon Stock held in the Participant's Accounts pursuant to Section 13(b)(i), the number of shares of Salomon Stock credited to such Participant's Accounts that are tendered shall be converted to a dollar amount per share equal to the consideration received in respect of such tender. Such dollar amount shall thereafter be credited to the Participant's Cash Account and shall be credited with interest during the period beginning on the date as of which such shares were tendered and ending on the last day of the month immediately preceding the month in which such amounts are paid to the Participant at a rate which, through the end of the first calendar month in such period, shall equal the London Interbank Offered Rate (LIBOR) for 1-month deposits that appears in The Wall Street Journal on the date immediately preceding the date that such shares were tendered, and which shall be recalculated for each successive 1-month period based on the London Interbank Offered Rate (LIBOR) for 1-month deposits published in The Wall Street Journal on the last day of each preceding calendar month. If such rate does not appear in The Wall Street Journal on any date as provided above, then such rate shall be the last such rate that appeared in The Wall Street Journal prior to the date of determination set forth above.

10. LONG-TERM INVESTMENT ELECTION

     To the extent permitted by the Committee, each Participant who (a) is employed by a Company or an Affiliate and (b) earned the Minimum Eligible Compensation in the immediately preceding calendar year, shall be entitled to make a Long-Term Investment Election with respect to an Award or Rollover. Any such Long-Term Investment Election shall be delivered to the Committee no later than a date 2 years prior to any date a Participant's Investment Period otherwise would expire pursuant to the first sentence of Section 2(t) hereof. The effect of a Long-Term Investment Election will be to defer the realization of an Award until the earlier of the expiration of an additional 3-year period beginning on the date the Participant's Investment Period otherwise would expire or, if the Participant so elects at the time the Participant makes the Long-Term Investment Election, the Participant's Permissive Retirement that occurs during such additional 3-year period. The Committee may limit the ability of any Participant to make a Long-Term Investment Election pursuant to uniform rules adopted by it. No Participant shall be permitted to make more than two Long-Term Investment Elections with respect to any Award or Rollover.

11. PAYMENTS UNDER THE PLAN

     (a) Subject to Paragraphs (b), (d) and (e) of this Section, within 30 business days after the occurrence of a Realization Event with respect to an Award or a Rollover, Salomon Inc shall deliver or cause to be delivered to the Participant (i) certificates for a number of shares of Salomon Stock equal to the number of whole shares of Salomon Stock credited to such Participant's Accounts as of the Realization Event as a result of such Award or Rollover (including shares reflecting the reinvestment of dividends paid thereon), and cash with respect to any fractional shares of Salomon Stock credited to such Participant's Accounts in an amount equal to the Daily Value of such fractional shares as of the Realization Event, and (ii) with respect to a Participant who has directed the Trustee to tender shares of Salomon Stock allocated to the Participant's Accounts, the dollar amount credited to the Participant's Cash Account as of the Realization Event in respect of such Award or Rollover. In the event that shares of Salomon Stock that are allocated to a Participant's Accounts as of the record date for a dividend are to be distributed to the Participant prior to the payment date for such dividend, Salomon Inc shall deliver or cause to be delivered from the Suspense Account to the Participant a number of shares of Salomon Stock equal to the number of whole shares, and cash with respect to that number of fractional shares, of Salomon Stock that could have been purchased with the amount of such unpaid dividends, plus, solely with respect to Awards granted and Rollover Elections made prior to January 1, 1996, 17.65% thereof, at the Daily Value as of the Realization Event. Notwithstanding the fact that Salomon Inc establishes the Trust for the purpose of assisting it in meeting its obligations under the Plan, Salomon Inc shall remain obligated to pay the amounts credited to the Participants' Accounts. Nothing shall relieve Salomon Inc of its liabilities under the Plan except to the extent amounts are paid to Participants or Beneficiaries from assets of the Trust.

     (b) Notwithstanding the foregoing, with respect to shares of Salomon Stock allocated to Participants' Accounts in respect of Awards granted in 1990, 1991 and 1992:

          (i) On or before December 31, 1992, Salomon Inc shall deliver or cause to be delivered to Participants selected by the Committee, certificates for a number of shares of Salomon Stock equal to 60% of the number of whole shares of such Salomon Stock allocated to such Participant's Accounts (including shares reflecting the reinvestment of dividends paid thereon), and cash with respect to 60% of any fractional shares of such Salomon Stock allocated to such Participant's Accounts in an amount equal to the Daily Value of such fractional shares as of the distribution date. Such distributions shall be made to a Participant only if and to the extent the Committee determines in its sole discretion that such distributions would not impair the rights of such Participant in any Award or Rollover theretofore granted or made or any earnings with respect thereto within the meaning of Section 18 of the Plan. Subject to
     Section 11(b)(iii), the stock certificates so distributed to such Participants shall be restricted as to transferability and shall remain subject to Sections 7(c) and 11(c)(ii) of the Plan until the date that a Realization Event would have occurred with respect to such shares had they not been distributed to the Participant, and each such stock certificate shall bear the following legend:

        The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions contained in the Salomon Inc Equity Partnership Plan for Key Employees (the violation of which may result in forfeiture). A copy of the Plan is on file in the office of the Secretary of Salomon Inc, Seven World Trade Center, New York, New York 10048.

          Any shares remaining in the Participants' Accounts in respect of the 1990, 1991 and 1992 Awards after the distribution of the shares pursuant to this Section 11(b)(i) shall be distributed to Salomon Inc in exchange for Salomon Inc's undertaking to pay the amounts set forth in Section 1l(b)(ii).

          (ii) On or before December 31, 1992, Salomon Inc shall pay each Participant who receives a distribution under Paragraph (b)(i) of this Section cash equal to the following amounts:

             (A) the Daily Value on December 9, 1992 of 36.24% of the shares allocated to the Accounts of such Participant in respect of Awards granted in 1990;

             (B) the Daily Value on December 9, 1992 of 35.11% of the shares allocated to the Account of such Participant in respect of Awards granted in 1991; and

             (C) 40% of the dollar amount of such Participant's 1992 Awards.

          Notwithstanding Section 17 hereunder, in order to meet all federal, state, local and other withholding tax requirements, if any, attributable to a distribution described in Section 11(b), Salomon Inc shall withhold from any distribution under this Section 11(b)(ii) cash equal to the amount the Committee determines to be sufficient to satisfy the minimum federal, state, local and other withholding tax requirements under applicable law.

          (iii) Notwithstanding Section 11(b)(i), the Committee may, in its sole discretion, waive the restrictions on transferability and other restrictions applicable to shares distributed pursuant to Section 11(b)(i). The Committee may impose such conditions on any such waiver, including, without limitation, requiring a forfeiture of any portion of such shares, as the Committee may determine in its sole discretion.

     (c) The Plan's principal purpose is to provide Participants with a continuing long-term investment in Salomon Stock. In order to accomplish that principal purpose, it is imperative that Participants generally be required to remain invested in the Salomon Stock allocated to their Accounts until the occurrence of a Realization Event with respect to such Salomon Stock.
Accordingly:

          (i) In the event that a court of competent jurisdiction finally determines that Salomon Inc is obligated to distribute to a Participant, Beneficiary or any other person certificates representing any shares of Salomon Stock allocated to a Participant's Accounts prior to the occurrence of a Realization Event with respect to such shares, the stock certificates so distributed to such Participant, Beneficiary or other person shall be restricted as to transferability until the date that a Realization Event would have occurred with respect to such shares had they not been distributed to the Participant, Beneficiary or other person and remained subject to the Plan, and each such stock certificate shall bear the following legend:

        The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions contained in the Salomon Inc Equity Partnership

        Plan for Key Employees (the violation of which may result in forfeiture). A copy of the Plan is on file in the office of the Secretary of Salomon Inc, Seven World Trade Center, New York, New York 10048.

          (ii) Effective with respect to distributions of Salomon Stock allocated to Participants' Accounts with respect to Awards under the Equity Partnership Plans on or after March 4, 1992, prior to receiving any distribution of such shares, each Participant shall be required to certify in a form acceptable to the Committee that at no time after March 4, 1992 and before the occurrence of the Realization Event with respect to which the distribution is to be made has the Participant, directly or indirectly, held any equity or derivative security position with respect to Salomon Stock, such as a short sale, a long put option or a short call option, that increases in value as the value of Salomon Stock decreases. If the Participant does not make the certification required by this Paragraph, the Participant shall receive a distribution with respect to such Award or Rollover equal to the number of shares of Salomon Stock otherwise to be distributed as of the Realization Event reduced by (A) with respect to Awards granted and Rollover Elections made prior to January 1, 1996, .15, and (B) with respect to Awards granted and Rollover Elections made on or after January 1, 1996, .20, multiplied by the number of shares of Salomon Stock otherwise to be distributed, and the number of shares by which the distribution is reduced shall be forfeited as of the Realization Event. In the event that a Participant makes a false certification, the Participant shall forfeit all of the shares allocated to his Accounts in respect of Awards under the Equity Partnership Plans on or after March 4, 1992 as of such Realization Event. All amounts forfeited hereunder shall be treated as purchases for the Equity Partnership Plans at the Daily Value as of the date of forfeiture of the number of shares forfeited pursuant to Section 2(c)(iv) hereof. For purposes of applying this Section 11(c)(ii) to shares of Salomon Stock distributed to Participants pursuant to Sections 11(b)(i) and 18(a), the Realization Date with respect to such Salomon Stock shall be deemed to occur on the date as of which the restrictions under Section 11(b)(i) or 18(a), as the case may be, are to be removed and the removal of such restrictions shall be deemed to be distributions under this Section.

     (d) Effective with respect to Awards granted on or after December 1, 1993, notwithstanding any other provision hereunder, if and to the extent that the Committee determines any Company's or Affiliate's Federal tax deduction in respect of a distribution under the Plan may be limited as a result of Section 162(m) of the Code, the Committee may delay such distribution as provided below. In the event the Committee determines to delay a distribution, the Committee shall convert the shares of Salomon Stock to a dollar amount equal to the product of (i) the Daily Value of Salomon Stock on the date such shares otherwise would have been distributed to the Participant multiplied by (ii) the number of shares of Salomon Stock that otherwise would have been distributed to the Participant in the absence of this Section 11(d). Such amount shall then be credited to the Participant's Cash Account. The amount so credited to the Participant's Cash Account shall, subject to the second succeeding sentence, be credited with interest during the period beginning on the date on which the distribution would have been made in the absence of this Section 11(d) and ending on the last day of the month immediately preceding the month in which such amount is paid to the Participant, at a rate which, through the end of the first calendar month in such period, shall equal the London Interbank Offered Rate for 1-month deposits that appears in The Wall Street Journal on the date immediately preceding the date on which the distribution would have been made in the absence of this Section, and which shall be recalculated for each successive 1-month period based on the London Interbank Offered Rate for 1-month deposits published in The Wall Street Journal on the last day of each preceding calendar month. If such rate does not appear in The Wall Street Journal on any date as provided above, then such rate shall be the last such rate that appeared in The Wall Street Journal prior to the date of determination set forth above. The Committee may, in its discretion, elect not to credit interest to the Participant's Cash Account at the London Interbank Offered Rate as described above, but instead to adjust the amount so credited to the Participant's Cash Account to reflect gains and losses that would have resulted from the investment of such amount in any investment vehicle or vehicles selected by the Committee. Part or all of the amount credited to the Participant's Cash Account hereunder shall be paid to the Participant at such times as shall be determined by the Committee, if and to the extent the Committee determines that a Company's or an Affiliate's deduction for any such payment will not be reduced by Section 162(m) of the Code. Notwithstanding the foregoing, the entire balance credited to the Participant's Cash Account hereunder shall be paid to the Participant within

30 business days after the earlier of (A) the date the Participant ceases to be a "covered employee" within the meaning of Section 162(m) of the Code or (B) the occurrence of a Change in Control.

     (e) Notwithstanding Paragraph (a)(i) of this Section, effective as of October 12, 1995, any Participant who has credited to his Accounts with respect to an Award 100 shares of Salomon Stock or less on the Realization Date for such Award shall, unless the Participant otherwise elects at such time and in such form as may be acceptable to the Committee, receive, in lieu of a distribution of certificates for the number of whole shares of Salomon Stock credited to the Participant's Accounts as of the Realization Date as a result of such Award, a distribution in cash equal to the Daily Value on the distribution date of the number of whole shares of Salomon Stock allocated to the Participant's Accounts as a result of such Award.

12. SECURITIES MATTERS

     (a) Subject to Sections 11 and 18, with respect to shares of Salomon Stock allocated to Participants' Accounts in respect of Awards or Rollovers granted or made on or before December 31, 1992, Salomon Inc shall use its best efforts to assure that any securities distributed to Participants hereunder are marketable at the time of distribution, including, to the extent required under applicable law, effecting the registration pursuant to the Securities Act of any shares of Salomon Stock to be distributed hereunder or effecting similar compliance under any state laws.

     (b) Subject to Section 11, with respect to shares of Salomon Stock allocated to Participants' Accounts in respect of Awards or Rollovers granted or made after December 31, 1992, Salomon Inc shall use its best efforts to assure that any securities distributed to Participants hereunder on or after the Realization Date for the Award or Rollover with respect to which the distribution is made are marketable at the time of distribution, including, to the extent required under applicable law, effecting the registration pursuant to the Securities Act of any shares of Salomon Stock to be distributed hereunder or effecting similar compliance under any state laws.

     (c) Notwithstanding anything herein to the contrary, Salomon Inc shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Salomon Stock pursuant to the Plan unless and until Salomon Inc is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the New York Stock Exchange and any other securities exchange on which shares of Salomon Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Salomon Stock pursuant to the terms hereof, the recipient of such shares to make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

     (d) Without limitation on the Committee's powers pursuant to Paragraph (c) of this Section, if and to the extent required by Rule 16b-3 promulgated under
Section 16(b) of the Exchange Act or by any comparable or successor exemption under which the Board of Directors believes it is appropriate for the Plan to qualify, the Committee may (i) restrict a Participant's ability to sell any shares of Salomon Stock distributed to such Participant hereunder until the expiration of 6 months (or such other period as the Committee deems appropriate) after the date as of which such shares were allocated to the Participant's Accounts, (ii) in lieu of distributing shares of Salomon Stock that were allocated to a Participant's Accounts within 6 months (or such other period as the Committee deems appropriate) prior to the Realization Event, distribute a cash amount equal to the Daily Value of such Salomon Stock as of the Realization Event or (iii) impose such other conditions on the exercise of any election under the Plan or in connection with any distribution under the Plan as the Committee deems appropriate.

13. VOTING AND TENDER OF SALOMON STOCK

     (a) Voting Rights

          (i) Each Participant shall be entitled to direct the Trustee, and the Trustee shall have no discretion, as to the manner in which Salomon Stock that is entitled to vote and is allocated to such Participant's

     Accounts is to be voted. The Trustee shall vote combined fractional shares, to the extent possible, to reflect the directions of the Participants holding such shares.

          (ii) The Trustee shall have no discretion as to the voting of (A) any Salomon Stock allocated to any Participant's Accounts for which the Trustee does not receive affirmative and valid Participant voting directions and
     (B) any Salomon Stock held in the Suspense Account. The Trustee shall vote such Salomon Stock in the same proportions as Salomon Stock held in the Trust for which the Trustee receives affirmative and valid Participant voting instructions under the Equity Partnership Plans.

          (iii) Notwithstanding any other provision of this Section, the Trustee shall vote the shares of Salomon Stock held in the Accounts of any Participant with respect to whom counsel to Salomon Inc advises the Participant would be taxed on the value of the Participant's Accounts if the Participant were permitted to direct the voting of such shares, in the same proportions as Salomon Stock held in the Trust for which the Trustee receives affirmative and valid Participant voting instructions under the Equity Partnership Plans.

     (b) Tender Rights

          (i) If any person shall commence a tender or exchange offer or any similar transaction with respect to Salomon Stock, each Participant shall be entitled to direct the Trustee, and the Trustee shall have no discretion, as to whether the Salomon Stock allocated to such Participant's Accounts is to be tendered and whether such tender is to be revoked (to the extent such a revocation is permitted by the terms of such tender or exchange offer or applicable law). The Trustee shall tender shares of Salomon Stock allocated to any Participant's Accounts for which the Trustee shall have received affirmative and valid Participant directions to tender (except to the extent such directions are revoked prior to such tender); the Trustee shall revoke the tender of shares of Salomon Stock allocated to any Participant's Accounts for which the Trustee shall have received affirmative and valid Participant directions to revoke such tender.

          (ii) The Trustee shall have no discretion as to whether or not to tender, or whether to revoke tenders with respect to any Salomon Stock held in the Suspense Account. The Trustee shall tender or not and shall revoke tenders with respect to shares of Salomon Stock held in the Suspense Account in the same proportions as the shares of Salomon Stock held in the Trust for which the Trustee receives affirmative and valid Participant directions whether or not to tender and whether to revoke such tender.

          (iii) The Trustee shall not tender, or revoke the tender of, shares allocated to Participants' Accounts for which the Trustee does not receive affirmative and valid Participant directions.

          (iv) To the extent that a Participant elects to tender shares of Salomon Stock held in the Participant's Accounts, the Trustee shall transfer the consideration the Trustee receives as a result of such tender to the Participant's Cash Account.

          (v) Notwithstanding any other provision of this Section, the Trustee shall tender or not and shall revoke tenders with respect to shares of Salomon Stock held in the Accounts of Participants with respect to whom counsel to Salomon Inc advises that the Participant would be taxed on the value of the Participant's Accounts if the Participant were permitted to direct the tender of shares, in the same proportions as the shares of Salomon Stock held in the Trust for which the Trustee receives affirmative and valid Participant directions whether or not to tender and whether to revoke such tender.

     (c) Tender Prior to Allocation

     In the event the Trustee is required to make any tender decision prior to the date on which any shares of Salomon Stock are allocated to any Participant's Accounts, the Trustee shall poll the participants under the Equity Partnership Plans (other than the Participants described in Paragraph (b)(v) of this Section) and shall tender or revoke tenders with respect to shares in proportion to the number of tender or revocation directions received by such participants. Each such participant shall have one vote.

     (d) Notices and Information Statements

     Salomon Inc shall provide the Trustee and each Participant with notices and information statements (including proxy statements) when voting rights are to be exercised, and with respect to tender, exchange or similar offers, at the same time and in the same manner (except to the extent the Exchange Act requires otherwise) as such notices and information statements (including proxy statements) are provided to shareholders of Salomon Inc generally.

     (e) Confidentiality of Voting and Tender Directions

     The Trustee shall devise and implement a procedure that is designed to assure the confidentiality of any Participant's voting or tender directions so that in directing the Trustee to vote or tender any shares of Salomon Stock, Participants are in fact rendering independent decisions without influence from any Company. Salomon Inc shall cooperate with the Trustee in devising and implementing such procedures to the extent the Trustee so requests.

14. ADJUSTMENT OF ACCOUNTS IN CERTAIN EVENTS

     (a) Unless the Committee otherwise determines, a Participant's Accounts shall be adjusted to reflect any securities, cash and other property received with respect to shares of Salomon Stock credited to such Participant's Accounts as a result of any stock dividend or split, recapitalization, extraordinary dividend, merger, consolidation, combination or exchange of shares or similar change or any other event that the Committee, in its sole discretion, deems appropriate. The purpose of this adjustment is to treat Participants as if they were shareholders of Salomon Stock with respect to the number of shares credited to their Accounts. However, the Committee may, in its sole discretion, convert any securities, cash or other property that would have been received in respect of shares of Salomon Stock credited to a Participant's Accounts into an equivalent number of equity securities of Salomon Inc or any successor company or into cash or other property of equivalent value.

     (b) In the event of any change in the number of shares of Salomon Stock outstanding by reason of any stock dividend or split, recapitalization, extraordinary dividend, merger, consolidation, combination or exchange of shares or similar corporate change or any other event that the Committee, in its sole discretion, deems appropriate, the maximum aggregate number of shares of Salomon Stock subject to the Equity Partnership Plans shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Salomon Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Salomon Stock subject to the Equity Partnership Plans as the Committee may deem appropriate.

     (c) Except as is expressly provided in this Section, a Participant shall have no rights as a result of any stock dividend or split, recapitalization, extraordinary dividend, merger, consolidation, combination or exchange of shares or similar corporate change.

15. CERTAIN DIVESTITURES

     (a) Company with Publicly Traded Stock That No Longer is a 50% Affiliate

     In the event of any transaction immediately after which any Company both ceases to be a member of a "controlled group of corporations" (as that term is defined in Section 414(b) of the Code but substituting the phrase "at least 50%" for the phrase "at least 80%" in each place that it appears in Section 1563 (a) of the Code) of which Salomon Inc is a member and either has stock that is publicly traded or is a member of a "controlled group of corporations" (as that term is defined in Section 414(b) of the Code) with any trades or businesses, one or more members of which have publicly traded stock as a result of the transaction:

          (i) the Salomon Stock credited to the Accounts of (A) Participants who are employed by such Company immediately after the transaction and (B) terminated Participants who are not so employed, but who were employed by such Company on the date that their employment with the Companies and Affiliates terminated, shall be converted to equivalent amounts of such publicly traded stock based on the relative values of such publicly traded stock and Salomon Stock immediately after the transaction. Thereafter, each such Participant's Accounts shall be maintained in such publicly traded stock and such Company shall cease to participate in the Plan with respect to future Awards;

          (ii) the Board of Directors of the affected Company shall succeed to the powers of the Committee and the Board of Directors under the Plan with respect to the Participants described in Section 15(a)(i); and

          (iii) a separate trust containing the Accounts of such Participants shall be created to hold the stock credited to the Participants' Accounts. Such trust shall be substantially the same as the Trust and shall be created pursuant to a trust agreement between the affected Company and the Trustee.

     (b) Company with Publicly Traded Stock That Remains a 50% Affiliate

     In the event that a public market develops for the stock of any Company and immediately after such public market develops such Company remains a member of a "controlled group of corporations" (as that term is defined in Section 414(b) of the Code but substituting the phrase "at least 50%" for the phrase "at least 80%" in each place that it appears in Section 1563(a) of the Code) of which Salomon Inc is a member, the Salomon Stock credited to the Accounts of (i) the Participants who are employed by such Company immediately after such public market develops and (ii) terminated Participants who are not so employed, but who were employed by such Company on the date that their employment with the Companies and Affiliates terminated, shall be converted to equivalent amounts of the publicly traded stock of such Company based on the principles described in
Section 15(a)(i), or its economic equivalent, as the Committee deems appropriate, unless the Committee and the Company determine that such a conversion would be financially detrimental to any Company or Affiliate or such Participants. Thereafter, each such Participant's Accounts shall be maintained in such publicly traded stock or its economic equivalent, as the case may be, and such Company shall cease to participate in the Plans with respect to future Awards.

     (c)  Satisfaction of Obligations After a Divestiture

     In the event of a divestiture described in this Section 15, any distributions in respect of the shares credited to the affected Participants' Accounts as of the date of the divestiture shall be deemed to be payments in respect of Salomon Inc's obligations under the Plan, except to the extent such obligations are assumed and discharged by the affected Company.

16.  NO SPECIAL EMPLOYMENT RIGHTS

     Nothing contained in the Plan shall confer upon any Participant any right with respect to the continuation of the Participant's employment by any Company or Affiliate or interfere in any way with the right of any Company or Affiliate at any time to terminate such employment or to increase or decrease the compensation of the Participant. Nothing in the Plan shall be deemed to give any employee of any Company or Affiliate any right to participate in the Plan.

17.  PAYROLL AND WITHHOLDING TAXES

     All federal, state, local and other withholding tax requirements, if any, attributable to a distribution shall be met pursuant to the following procedures:

          (a) The Companies and Affiliates shall have the right to withhold from any cash amounts payable to a Participant (including salary, bonus or any other amounts payable from any Company or Affiliate to the Participant) an amount sufficient to satisfy such federal, state, local and other withholding tax requirements, prior to the delivery of any certificate or certificates for such shares of Salomon Stock or other payments under the Plan; or

          (b) Salomon Inc shall have the right to require Participants to remit to Salomon Inc in cash an amount sufficient to satisfy such federal, state, local and other withholding tax requirements, prior to the delivery of any certificate or certificates for such shares of Salomon Stock or other payments under the Plan; or

          (c) Salomon Inc (or, if a distribution is to be made from the Trust, the Trustee) shall have the right to withhold a number of such shares of Salomon Stock, the Daily Value of which on the date the shares of Salomon Stock are to be distributed to the Participant the Committee determines to be sufficient to satisfy the minimum federal, state, local and other withholding tax requirements under applicable law. In the event that the Trustee withholds shares of Salomon Stock pursuant to this Paragraph, the Trustee shall, as directed by Salomon Inc, (i) distribute such shares of Salomon Stock from the Trust to Salomon Inc or (ii) continue to hold such shares in the Suspense Account and, in either case, Salomon Inc shall make or shall cause to be made from the Trust, as the case may be, to the appropriate governmental entity the appropriate withholding tax payments.

18.  TERMINATION AND AMENDMENT

     The Plan may be terminated with respect to any or all Participants at any time by the Board of Directors. Subject to Section 21 hereof, upon such termination, the amounts credited to the Accounts of each Participant with respect to whom the Plan has been terminated shall be distributed to each such Participant in order to meet the benefit obligations under the Plan with respect to each such Participant. With respect to any termination effected on or before December 31, 1992, if and to the extent that the Committee determines in its sole discretion that the following distribution method would not impair the rights of any such Participant in any Award or Rollover theretofore granted or made or any earnings with respect thereto within the meaning of this Section 18, the benefit obligation under the Plan shall be satisfied in the following manner:

          (a) Salomon Inc shall deliver or cause to be delivered to Participants with respect to whom the Plan is terminated certificates for a number of shares of Salomon Stock equal to 60% of the number of whole shares of Salomon Stock allocated to such Participant's Accounts in respect of Awards (including shares reflecting the reinvestment of dividends paid thereon), and cash with respect to 60% of any fractional shares of Salomon Stock allocated to such Participant's Accounts in respect of Awards in an amount equal to the Daily Value of such fractional shares as of the distribution date. The stock certificates so distributed to such Participants shall be restricted as to transferability and shall remain subject to Section 7(c) and 11(c)(ii) of the Plan until the date that a Realization Event would have occurred with respect to such shares had they not been distributed to the Participant, and each such stock certificate shall bear the following legend:

        The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions contained in the Salomon Inc Equity Partnership Plan for Key Employees (the violation of which may result in forfeiture). A copy of the Plan is on file in the office of the Secretary of Salomon Inc, Seven World Trade Center, New York, New York 10048.

Any shares remaining in the Participants' Accounts in respect of the 1990, 1991 and 1992 Awards after the distribution of the shares pursuant to this Section 18(a) shall be distributed to Salomon Inc in exchange for Salomon Inc's undertaking to pay the amounts set forth in Section 18(b).

          (b) On or before December 31, 1992, Salomon Inc shall pay each Participant who receives a distribution under Paragraph (a) of this Section cash equal to the following amounts:

             (i) the Daily Value on December 9, 1992 of 36.24% of the shares allocated to the Account of such Participant in respect of Awards granted in 1990;

             (ii) the Daily Value on December 9, 1992 of 35.11% of the shares allocated to the Accounts of such Participants in respect of Awards granted in 1991; and

             (iii) 40% of the dollar amount of such Participant's 1992 Awards.

             Notwithstanding Section 17 hereunder, in order to meet all federal, state, local and other withholding tax requirements, if any, attributable to a termination on or before December 31, 1992 described in Paragraphs (a) and (b) of this Section, Salomon Inc shall withhold from any distribution under this Paragraph (b) cash equal to the amount the Committee determines to be sufficient to satisfy the minimum federal, state, local and other withholding tax requirements under applicable law.

          (c) In the event the entire Plan is terminated, the remaining assets, if any, in the Trust after the payment of such benefits shall be paid to Salomon Inc. In the event of a partial termination of the Plan, the assets, if any, remaining in any terminated Accounts shall be held in the Suspense Account and may be used to satisfy Salomon Inc's contribution requirements hereunder; provided, however, that (i) with respect to a termination described in Paragraphs (a) and (b) of this Section, and (ii) in the event of a partial termination of the Plan involving 40% or more of the amounts payable under the Plan immediately prior to such termination, the Board of Directors may elect that any such remaining assets be distributed to Salomon Inc.

          (d) The Plan may be amended by the Board of Directors from time to time in any respect, provided, however, that if and to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act or by any comparable or successor exemption under which the Board of Directors believes it is appropriate for the Plan to qualify, no amendment shall be effective without the approval of the shareholders of Salomon Inc that (a) except as provided in Section 14 hereof, increases the number of shares of Salomon Stock that may be distributed under the Plan,
     (b) materially increases the benefits accruing to individuals under the Plan or (c) materially modifies the requirements as to eligibility for participation in the Plan. No amendment or termination shall be made that would impair the rights of any Participant in any Award or Rollover theretofore granted or made, or any earnings with respect thereto, without such Participant's prior written consent; provided, however, that Salomon Inc may amend the Plan and the Trust from time to time in such a manner as may be necessary to prevent the trust agreement pursuant to which the Trust is created, the Equity Partnership Plans or the Trust from becoming subject to ERISA and to avoid the current taxation of the assets held in the trusts established in connection with the Equity Partnership Plans to Participants. Neither a Participant's incurring any income tax liability nor the loss of an investment opportunity as a result of the termination of, or, with respect to amounts allocated to Participants' Accounts on or after December 31, 1992, any amendment to, the Plan shall be considered an impairment of the rights of a Participant.

19.  PAYMENTS UPON THE DEATH OF A PARTICIPANT

     Each Participant shall have the right to designate in writing from time to time a Beneficiary by filing a written notice of such designation with the Committee. A Participant's designation of a Beneficiary may be revoked by filing with the Trustee an instrument of revocation or a later designation. Any designation or revocation shall be effective when received by the Trustee. In the event of the death of a Participant, any payment required to be made hereunder to such Participant shall be made to such Participant's Beneficiary. Unless the Participant's Beneficiary designation provides otherwise, no person shall be entitled to benefits upon the death of the Participant unless such person survives the Participant. If the Beneficiary designated by a Participant does not survive the Participant or if the Participant has not made a valid Beneficiary designation, such Participant's Beneficiary shall be such Participant's estate. If the Participant's Beneficiary is the Participant's estate, no payment shall be made unless the Committee shall have been furnished with such evidence as the Committee may deem necessary to establish the validity of the payment.

20.  SHAREHOLDER APPROVAL REQUIRED

     The Plan, as amended and restated as of January 1, 1996, is subject to approval by the shareholders of Salomon Inc at their annual meeting in May, 1996 in accordance with applicable law, the rules of the New York Stock Exchange and the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act. If the Plan is not so approved, then the Plan shall remain in full force and effect without regard to the amendments adopted effective as of January 1, 1996.

21.  EFFECT OF REVOCATION EVENT

     Upon the occurrence of a Revocation Event, the Board of Directors may, in its sole discretion, elect to terminate the Plan, the Trust, or any Participant's Accounts. In the event that the Board of Directors elects to so terminate the Plan, the Trust or any Participant's Accounts as a result of a Revocation Event, in consideration of and as soon as practicable after Salomon Inc's providing the Trustee with a written undertaking to pay to Participants the amount required to be paid under this Section, all amounts held in the Trust (or if the entire Trust is not terminated, any terminated Accounts) shall be distributed to Salomon Inc. Salomon Inc shall, in its sole discretion, (a) pay to each Participant whose Accounts are terminated, as soon as practicable after the date of such termination, a lump sum in cash equal to the Daily Value multiplied by the number of shares of Salomon Stock and cash amounts reflected in each Participant's Accounts as of the date of such termination, (b) distribute to each Participant whose Accounts are terminated, as soon as practicable after the date of such termination, that number of shares of Salomon Stock that would have been distributable to such Participant under the Plan and pay to such Participant at such time any cash allocated to the Participant's Cash Account or (c) distribute to each Participant whose Accounts are terminated that number of shares of Salomon Stock and that amount of cash that would have been distributable to such Participant at such time as shares and cash would have been distributable to such Participant under the Plan, had the Plan continued. If it is finally determined in a proceeding that Salomon Inc either controls or was offered the right to control and declines, that the Participant's interest in the Trust was taxable to the Participant, notwithstanding any termination of such Participant's Accounts in the Trust, Salomon Inc shall pay or distribute the Participant's interest (whether or not the Board of Directors has previously elected to terminate the Plan, the Trust or the Participant's Accounts) in accordance with either Clause (a) or (b) of the preceding sentence.

22.  MISCELLANEOUS

     (a) No transfer (other than any transfer made by will or by the laws of descent and distribution) by a Participant of any right to any payment hereunder, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such payment, and the transfer shall be of no force and effect.

     (b) The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of New York, without reference to the principles of conflicts of law.

                                                                      APPENDIX A

                                 AWARD SCHEDULE
                         AWARDS FOR 1996 AND THEREAFTER

                COMPENSATION
               (IN THOUSANDS)                                      AWARD*
- ---------------------------------------------   ---------------------------------------------
Less than $360...............................                         0
                                                    $ 16,500 plus  15% of the excess over
$360 but not over 500........................                     $ 360,000
                                                     37,500 plus  20% of the excess over
Over  500 but not over  750..................                        500,000
                                                     87,500 plus  25% of the excess over
Over  750 but not over 1,000.................                        750,000
                                                    150,000 plus  30% of the excess over
Over 1,000 but not over 2,000................                      1,000,000
                                                    450,000 plus  35% of the excess over
Over 2,000 but not over 5,000................                      2,000,000
5,000 or more................................                     1,500,000

- ---------------
* The maximum dollar amount of any Award that a participant shall be granted in any year (prior to conversion to Salomon Stock) is an amount that, when added to the aggregate dollar amounts of all prior Awards (prior to conversion to Salomon Stock), including amounts described in Section 11(b)(i) of the Plan, with respect to which a Realization Event has not occurred as of the Award date or is not expected to occur within 60 days after the Award date, does not exceed $20 million.

                                 AWARD SCHEDULE
                                AWARDS FOR 1995

                COMPENSATION
               (IN THOUSANDS)                                      AWARD*
- ---------------------------------------------   ---------------------------------------------
$0 -- 100....................................                  2% Compensation
                                                  $    2,000 plus    5% of the excess over
Over  100 but not over  300..................                     $ 100,000
                                                    12,000 plus 12.5% of the excess over
Over  300 but not over  500..................                         300,000
                                                     37,000 plus  20% of the excess over
Over  500 but not over  750..................                         500,000
                                                     87,000 plus  30% of the excess over
Over  750 but not over 1,000.................                         750,000
                                                    162,000 plus  40% of the excess over
Over 1,000 but not over 1,500................                       1,000,000
                                                    362,000 plus  50% of the excess over
Over 1,500 but not over 2,000................                       1,500,000
                                                    612,000 plus  60% of the excess over
Over 2,000 but not over 2,500................                       2,000,000
                                                    912,000 plus  75% of the excess over
Over 2,500 but not over 3,850................                       2,500,000
                                                   1,924,500 plus  50% of the excess over
Over 3,850 but not over 5,000................                      3,850,000
Over 5,000 but not over......................                     2,500,000

- ---------------
* The maximum dollar amount of any Award that a participant shall be granted in any year (prior to conversion to Salomon Stock) is an amount that, when added to the aggregate dollar amounts of all prior Awards (prior to conversion to Salomon Stock), including amounts described in Section 11(b)(i) of the Key Employee Plan, with respect to which the Realization Event has not occurred as of the Award date or is not expected to occur within 60 days after the Award date, does not exceed $20 million.

                                 AWARD SCHEDULE
                                PHIBRO DIVISION
                            AWARDS FOR 1993 AND 1994

                COMPENSATION
               (IN THOUSANDS)                                       AWARD
- ---------------------------------------------   ---------------------------------------------
0 -- $350....................................                         0
Over  350 but not over  500..................         15% of the excess over $ 350,000
                                                    $ 22,500 plus  20% of the excess over
Over  500 but not over 1,000.................                       500,000
                                                    122,500 plus  30% of the excess over
Over 1,000 but not over......................                      1,000,000

                                AWARDS SCHEDULE
                          AWARDS FOR 1991 THROUGH 1994

                COMPENSATION
               (IN THOUSANDS)                                       AWARD
- ---------------------------------------------   ---------------------------------------------
$0 -- 100....................................                2% of Compensation
                                                    $  2,000 plus   5% of the excess over
Over  100 but not over  300..................                     $ 100,000
                                                   12,000 plus 12 1/2% of the excess over
Over  300 but not over  500..................                        300,000
                                                     37,000 plus  20% of the excess over
Over  500 but not over  750..................                        500,000
                                                     87,000 plus  30% of the excess over
Over  750 but not over 1,000.................                        750,000
                                                    162,000 plus  40% of the excess over
Over 1,000 but not over 1,500................                      1,000,000
                                                    362,000 plus  50% of the excess over
Over 1,500 but not over 2,000................                      1,500,000
                                                    612,000 plus  60% of the excess over
Over 2,000 but not over 2,500................                      2,000,000
                                                    912,000 plus  75% of the excess over
Over 2,500...................................                      2,500,000

                                AWARDS SCHEDULE
                                AWARDS FOR 1990

                COMPENSATION
               (IN THOUSANDS)                                       AWARD
- ---------------------------------------------   ---------------------------------------------
$0 -- 100....................................                2% of Compensation
                                                    $  2,000 plus   5% of the excess over
Over  100 but not over  300..................                     $ 100,000
                                                     12,000 plus   8% of the excess over
Over  300 but not over  500..................                        300,000
                                                     28,000 plus  13% of the excess over
Over  500 but not over  750..................                        500,000
                                                     60,500 plus  20% of the excess over
Over  750 but not over 1,000.................                        750,000
                                                    110,500 plus  27% of the excess over
Over 1,000 but not over 1,500................                      1,000,000
                                                    245,500 plus  33% of the excess over
Over 1,500 but not over 2,000................                      1,500,000
                                                    410,500 plus  40% of the excess over
Over 2,000 but not over 2,500................                      2,000,000
                                                    610,500 plus  50% of the excess over
Over 2,500...................................                      2,500,000

                                SALOMON INC
            Proxy Solicited on Behalf of the Board of Directors of
                  the Company for Annual Meeting May 1, 1996

P The undersigned hereby constitutes and appoints Robert E. Denham, Robert H. Mundheim and Arnold S. Olshin, and each of them, his true and
R lawful agents and proxies with full power of substitution in each, to represent, and to vote the shares of, the undersigned at the Annual Meeting
O of Stockholders of SALOMON INC to be held in the Salomon Brothers Auditorium, Seven World Trade Center, New York, New York, on Wednesday, May
X 1, 1996 at 10:00 a.m. and at any adjournments thereof on all matters coming before said meeting.
Y
        Election of Directors, Nominees:

        Dwayne O. Andreas, Warren E. Buffett, Robert E. Denham, Claire M. Fagin, John L. Haseltine, Gedale B. Horowitz, Deryck C. Maughan, David O. Maxwell, William F. May, Charles T. Munger, Shigeru Myojin, Louis A. Simpson, Robert G. Zeller

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                ------------
                                                                SEE REVERSE
                                                                    SIDE
                                                                -------------

                            -FOLD AND DETACH HERE-

        PLEASE MARK YOUR
/X/     VOTES AS IN THIS
        EXAMPLE.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR election of each nominee and FOR Proposal 2.

                           FOR      WITHHELD
1. Election of
   Directors               / /        / /
   (see reverse)

For, except vote withheld from the following nominee(s):

- ---------------------------------------------------------
2. Amendment of            FOR      AGAINST    ABSTAIN
   Equity Partnership      / /        / /        / /
   Plan for Key
   Employees


        This Proxy Must Be Signed Exactly as Name Appears Hereon.
        Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.


        --------------------------------------------------------

        --------------------------------------------------------
        SIGNATURE(S)                              DATE

                             -FOLD AND DETACH HERE-